UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LATTICE SEMICONDUCTOR CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2019

TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Friday, May 3, 2019, at 1:00 p.m. Pacific Time. Our board of directors has designated that the meeting be held at our facility located at 2115 O’Nel Drive, San Jose, California 95131.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2018 Annual Report to Stockholders for the fiscal year ended December 29, 2018. We encourage you to read the 2018 Annual Report to Stockholders. It includes our audited financial statements and information about our operations, markets, and products.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible as directed in the proxy card or other proxy materials you receive. A copy of the Proxy Statement and our 2018 Annual Report to Stockholders is available online at www.edocumentview.com/lscc. Voting by telephone or over the internet or by returning the proxy card will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Jim Anderson

Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares as soon as possible. You can vote your shares by telephone, online or by signing and dating a proxy card and returning it to the address provided on the proxy card. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of the shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2019

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Lattice Semiconductor Corporation will be held at our facility located at 2115 O’Nel Drive, San Jose, California 95131 on Friday, May 3, 2019, at 1:00 p.m., Pacific Time, for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To approve, as an advisory vote, the compensation of the Company’s named executive officers;

3.	To approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan;

4.	To approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan;

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019; and

6.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 8, 2019, are entitled to vote at the meeting or any adjournment thereof. More information about these business items is described in the accompanying proxy statement. Any of the above matters may be considered at the annual meeting at the date and time specified above or at an adjournment or postponement of such meeting.

All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please vote as soon as possible. We are making our proxy materials available to our stockholders over the internet, and you may vote in person at the annual meeting, or by mail, by telephone or online. For specific voting instructions, please refer to the information provided in the Proxy Statement, together with your proxy card. A copy of the Proxy Statement and our 2018 Annual Report to Stockholders is available online at www.edocumentview.com/lscc. Any stockholder of record entitled to vote at the meeting may vote in person at the meeting even if he or she has returned a proxy card or voted by telephone or online.

By Order of the Board of Directors

Byron W. Milstead

Secretary

Portland, Oregon

March 22, 2019

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our board of directors is soliciting proxies to be used at the 2019 annual meeting of stockholders to be held at our facility located at 2115 O’Nel Drive, San Jose, California 95131, on Friday, May 3, 2019, at 1:00 p.m., Pacific Time, or at any adjournment thereof. On or about March 22, 2019, we will mail our stockholders entitled to vote at the meeting a notice containing instructions on how to access this Proxy Statement and our 2018 Annual Report to Stockholders via the internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual meeting materials electronically.

Purpose of Annual Meeting

The purpose of this annual meeting is:

1.

To elect Robin A. Abrams, James R. Anderson, Brian M. Beattie, John Bourgoin, Mark E. Jensen, James P. Lederer, John E. Major, Krishna Rangasayee, and D. Jeffrey Richardson as directors of the Company, each for a term of one year;

2.	To approve, as an advisory vote, the compensation of the Company’s named executive officers;

3.	To approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan;

4.	To approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan; and

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

The board of directors recommends that stockholders vote “FOR” the election of Robin A. Abrams, James R. Anderson, Brian M. Beattie, John Bourgoin, Mark E. Jensen, James P. Lederer, John E. Major, Krishna Rangasayee, and D. Jeffrey Richardson as directors of the Company. The board of directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers. ’The board of directors recommends that stockholders vote “FOR” the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan. The board of directors recommends that stockholders vote “FOR” the approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan. The board of directors recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders eligible to vote. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Our proxy materials include this proxy statement and our 2018 Annual Report to Stockholders, which includes our Form 10-K for the year ended December and audited financial statements. If you requested a printed version of our proxy materials, these materials also include the proxy card for the Annual Meeting.

Who Can Vote

Record holders of common stock at the close of business on March 8, 2019, may vote at the meeting. On March 8, 2019, there were 131,849,678 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How to Vote

Stockholders may vote their shares in person at the annual meeting, by mail, by telephone or online over the internet. Stockholders who hold their shares through a bank, broker or other nominee should vote their shares in the manner prescribed by the bank, broker or other nominee.

Voting in Person at the Meeting. If you attend the annual meeting and plan to vote in person, we will provide you with a ballot at the annual meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the annual meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Voting by Mail. By signing the proxy card and returning it to the address provided on the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting so that your shares will be voted if you are unable to attend the meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive in the mail to ensure that all your shares are voted. If you vote by telephone or over the internet, you do not need to complete and mail a proxy card.

Voting by Telephone. To vote by telephone, please follow the instructions included on the proxy card. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting over the Internet. To vote over the internet, please follow the instructions included on the proxy card. If you vote over the internet, you do not need to complete and mail a proxy card. The internet voting procedures are designed to comply with Delaware law, to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If you deliver a proxy card by mail or vote by telephone or over the internet, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will vote them (i) “FOR” each of the nominees for director named herein, (ii) “FOR” approval of, as an advisory vote, the compensation for the Company’s named executive officers, (iii) “FOR” the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan, (iv) “FOR” the approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan, (v) “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28,

2019, and (vi) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment thereof.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•

sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation, at 5555 NE Moore Court, Hillsboro, Oregon 97124, that is received before the deadline stated in the proxy card;

•	entering a new vote by telephone, over the internet or by submitting a properly signed proxy card with a later date that is received before the deadline stated in the proxy card; or

•	voting in person at the meeting.

Vote Required for the Proposals

The votes required to approve the proposals to be considered at the annual meeting are as follows:

Proposal 1—Election of Directors. The nine nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy card or vote by telephone or over the internet and withhold your vote from the election of any of the directors, your shares will be counted as present.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director is required to submit a letter of resignation to the board of directors. The board of directors will ask the nominating and governance committee to consider the resignation and recommend the action the committee believes the board of directors should take with respect to such offer of resignation, including acceptance or rejection. Within 120 days of the stockholder meeting, the board of directors will act with respect to such offer of resignation.

Proposal 2—Advisory Vote to Approve Named Executive Officers Compensation. Approval of the non-binding, advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. The board of directors will consider the outcome of the vote when making future decisions regarding the compensation of the Company’s named executive officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Company’s named executive officers.

Proposal 3—Approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan. Approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal (under applicable Nasdaq listing standards) and a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting (under Delaware law). You may vote “FOR,” “AGAINST,” or “ABSTAIN,” from the proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan.

Proposal 4— Approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan. Approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal

(under applicable Nasdaq listing standards) and a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting (under Delaware law). You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan.

Proposal 5—Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019 requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG LLP is not ratified, the audit committee will take the results of this vote under advisement in evaluating whether to retain KPMG LLP. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

Quorum; Abstentions; and Broker Non-votes

A majority of the shares of common stock issued and outstanding on March 8, 2019, the record date for the annual meeting, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the annual meeting and to conduct business. Your shares are counted as being present if you vote in person at the meeting, by telephone, over the internet, or by submitting a properly executed proxy card.

Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists. Abstentions have no effect on Proposal 1, the election of directors. Because abstentions will be included in tabulations of the votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2, the approval of the Company’s named executive officer compensation, on Proposal 3, the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan, on Proposal 4, the approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan, and on Proposal 5, the ratification of the appointment of our independent registered public accounting firm.

If your broker holds your shares in its name (also known as “street name”), the broker is not permitted to vote your shares if it does not receive voting instructions from you on any matters that are not “discretionary” matters. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes also will have no effect on Proposal 2, the approval of the Company’s named executive officers’ compensation on an advisory basis, Proposal 3, the approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan, or Proposal 4, the approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan, because broker non-votes will not be included in tabulations of votes cast and shares present for purposes of determining whether a proposal has been approved. Broker non-votes will have no effect on Proposal 5, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal. We urge you to give voting instructions to your broker on all voting items.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is currently comprised of nine members. At the recommendation of the nominating and governance committee of the board of directors, the Company will be nominating nine directors at the meeting for one-year terms ending in 2020. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote your shares for the election of the nine nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The following briefly describes each of the nominees for director. In addition, a description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below. Except as otherwise noted, each nominee has served in his or her principal occupation for at least ten years. Each of Messrs. Lederer, Major and Rangasayee were initially appointed to our board of directors pursuant to an Agreement, dated March 7, 2018, between the Company and Lion Point Capital, LP, Lion Point Master, LP, Lion Point Capital GP, LLC, Lion Point Holdings GP, LLC, Didric Cederholm and Jim Freeman (collectively, “Lion Point”). The Agreement with Lion Point does not apply to their nominations for election at the 2019 Annual Meeting of Stockholders. There are no arrangements or understandings between any director or nominee and any other person or entity other than the Company pursuant to which the director or nominee receives compensation in connection with that person’s candidacy or service as a director. There are no family relationships among any of the nominees, our directors or executive officers. There are no material proceedings to which nominees, directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving the nominees, directors or executive officers during the last ten years that the Company believes are material to such person’s integrity or ability to serve as an officer or director.

Nominees

Robin A. Abrams, age 67, has served as a director of the Company since 2011. Ms. Abrams served as the Interim Chief Executive Officer of Zilog, Inc. from August 2006 to January 2007 and the Chief Executive Officer of Firefly Communications, Inc. from 2004 to 2006. In addition to leading several start-ups, Ms. Abrams also served as President and CEO of Palm Computing, Inc. Prior to Palm, she was President and CEO of VeriFone, a leading global debit/credit card authorization solutions provider. Ms. Abrams also held several key executive positions at Apple, including president of Apple Americas and managing director of Apple Asia. Previously, Ms. Abrams held senior product marketing positions at Norwest Bank (Wells Fargo) and Unisys. Ms. Abrams currently is the chair of the board of directors of Sierra Wireless, Inc. and a member of the board of directors of FactSet Research Systems Inc., HCL Technologies Ltd., and two private firms. Ms. Abrams served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from 2008 until 2013.

Ms. Abrams brings to the Company extensive executive management experience obtained at Fortune 500 companies, including experience managing operations in both Asia and the United States and experience in advanced technology. Ms. Abrams contributes valuable governance experience based on service on a number of public company boards.

James R. Anderson, age 46, has served as a director since joining the Company as President and Chief Executive Officer in September 2018. Prior to joining the Company, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Prior to joining AMD in May 2015, Mr. Anderson served at Intel Corporation from November 2014 to May 2015. Prior to Intel, Mr. Anderson spent nearly a decade at Avago Technologies Limited and LSI Corporation in a variety of leadership positions.

Mr. Anderson brings to the Company extensive experience managing all aspects of strategy, business management, marketing, engineering, and sales for advanced technology semiconductor companies. Mr. Anderson also serves as a member of the board of directors of Qylur Intelligent Systems, Inc.

Brian M. Beattie, age 65, has served as a director of the Company since July 2016. Mr. Beattie served as the Executive Vice President, Business Operations and Chief Administrative Officer of Synopsys, Inc. (Nasdaq: SNPS) until his retirement in December 2017 and as Chief Financial Officer for Synopsys from January 2006 to December 2014. Prior to joining Synopsys, Mr. Beattie was Chief Financial Officer and Executive Vice President of Finance and Administration at SupportSoft, Inc. for 6 years and held various corporate, financial and operational roles at Nortel Networks over a 19-year period. Mr. Beattie served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from December 2010 until November 2012.

Mr. Beattie brings to the Company extensive financial and operational experience in the advanced technology company environment.

John Bourgoin, age 73, has served as a director of the Company since 2011. Mr. Bourgoin served as President and Chief Executive Officer of MIPS Technologies, Inc. from 1998 until his retirement in 2009. Previously, he had served as Senior Vice President of Silicon Graphics, Inc. from 1996 to 1998, where he established the intellectual property business model for MIPS and orchestrated the MIPS spin-out from Silicon Graphics. Mr. Bourgoin also was employed at Advanced Micro Devices, Inc., where he held various senior positions, including Group Vice President of Microprocessor Products. He also has extensive experience in the programmable logic industry, having served as the Vice President of AMD’s Programmable Logic Division. Mr. Bourgoin served on the board of directors at Micrel, Inc. from May 2010 until August 2015.

Mr. Bourgoin brings to the Company extensive experience in semiconductor and related advanced technology management, including programmable logic. Mr. Bourgoin has experience in executive management, strategic business development, operations management and other management disciplines derived during his service as a senior executive and chief executive officer.

Mark E. Jensen, age 68, has served as a director of the Company since June 2013. Mr. Jensen served as an executive of Deloitte & Touche LLP until his retirement in June 2012. He held a variety of positions, including U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry and U.S. Managing Partner-Venture Capital Services Group. Prior to joining Deloitte & Touche LLP, Mr. Jensen was the Chief Financial Officer of Redleaf Group. Earlier in his career, Mr. Jensen was an executive at Arthur Andersen LLP, which he joined in 1978, was admitted to the partnership in 1991, and served as the Managing Partner of the firm’s Silicon Valley Office and leader of the firm’s Global Technology Industry Practice. Mr. Jensen currently serves on the boards of directors of Control4 Corporation and ForeScout Technologies, Inc. Mr. Jensen served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from 2012 until 2015.

Mr. Jensen brings business experience in a number of advanced technology industry segments and substantial financial expertise. Mr. Jensen has experience in executive management derived from his service as an executive officer, as the managing partner of a significant practice of a major accounting firm and service as a member of a public company board of directors.

James P. Lederer, age 58, has served as a director of the Company since March 2018. Mr. Lederer served as Executive Vice President and Officer of Qualcomm Technologies, Inc. and General Manager of Qualcomm CDMA Technologies (QCT), its semiconductor division from 2008 until his retirement in 2014. Prior to that role, he held a variety of senior management positions at Qualcomm, leading teams in finance, operations, supply chain, strategy, M&A, legal and product/program management functions beginning in 1997. Prior to joining Qualcomm, Mr. Lederer held various management positions at Motorola and General Motors. Mr. Lederer currently serves on the board of directors of Entegris, Inc. He holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

Mr. Lederer brings to the Company more than 35 years of broad-ranging executive leadership experience, with over two decades focused on the semiconductor, mobile and wireless technology industries.

John E. Major, age 73, has served as a director of the Company since March 2018. Mr. Major is President of MTSG, a company that provides consulting, investment and governance services, which he founded in 2003. From 2004 to 2006, he served as CEO of Apacheta Corp., a privately held mobile, wireless software company. From 2000 until 2003, Mr. Major was chairman and CEO of Novatel Wireless Inc., a wireless data access solutions company. Prior to that, Mr. Major was chairman and CEO of Wireless Knowledge, a joint venture of Qualcomm Inc. and Microsoft Corp. Prior to joining Wireless Knowledge, Mr. Major served as corporate executive vice president of Qualcomm and president of its wireless infrastructure division. For approximately 18 years, he held various executive and leadership positions at Motorola Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major currently serves as chairman of the board of Resonant, Inc. and serves as a member of the board of directors of Lennox International, Inc., Littelfuse Inc., and ORBCOMM Inc.

Mr. Major brings to the Company significant board experience and strong operational expertise at both public and private technology companies.

Krishna Rangasayee, age 49, has served as a director of the Company since March 2018. Mr. Rangasayee has more than 25 years of experience in the semiconductor industry and currently serves as the Founder and the Chief Executive Officer of SiMa.ai. Until November 2018, Mr. Rangasayee served as Chief Operating Officer for Groq, a machine learning systems company, and worked in various positions at Xilinx, Inc. from 1999 until August 2017, including Senior Vice President and GM of Xilinx overall business and Executive Vice President, Global Sales. He is a graduate of the National Institute of Technology in India and has a M.S. in Electrical Engineering from Mississippi State University.

Mr. Rangasayee brings to the Company significant management experience with programmable logic technology.

D. Jeffrey Richardson, age 54, has served as a director since December 2014 and as chair since May 2018. Mr. Richardson joined LSI Corporation in 2005 and most recently served as Executive Vice President and Chief Operating Officer until the company’s acquisition by Avago Technologies in May 2014. He earlier served as executive vice president of various LSI divisions, including the Semiconductor Solutions Group, Networking and Storage Products Group, Custom Solutions Group and Corporate Planning and Strategy. Before joining LSI, Mr. Richardson held various management positions at Intel Corporation, including Vice President and General Manager of Intel’s Server Platforms Group, and the company’s Enterprise Platforms and Services Division. Mr. Richardson’s career also includes serving in technical roles at Altera Corporation; Chips and Technologies; and Amdahl Corporation. Mr. Richardson serves as a Director of Ambarella Corporation. From 2011 until 2013, Mr. Richardson served on the board of directors of Volterra Corporation.

Mr. Richardson brings extensive management experience in the advanced technology company environment, including operations, marketing, engineering and strategic transactions.

Required Vote

The nominees receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, shall be elected as directors.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director is required to submit a letter of resignation to the board of directors. The board of directors will ask the nominating and governance committee to consider the resignation and recommend the action the committee believes the board of directors should take with respect to such offer of resignation, including acceptance or rejection. Within 120 days of the stockholder meeting, the board of directors will act with respect to such offer of resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ROBIN A. ABRAMS, JAMES R. ANDERSON, BRIAN M. BEATTIE, JOHN BOURGOIN, MARK E. JENSEN, JAMES P. LEDERER, JOHN E. MAJOR, KRISHNA RANGASAYEE, AND D. JEFFREY RICHARDSON AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE AND OTHER MATTERS

Director Independence

The board of directors has determined that each of our directors, except for Mr. Anderson who joined the board upon his appointment to President and Chief Executive Officer effective September 4, 2018, is independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of the Nasdaq Stock Market, LLC. (“Nasdaq”). Furthermore, the board of directors has determined that each of the members of each of the committees of the board of directors is “independent” under the applicable rules and regulations of the SEC and the director independence standards of Nasdaq.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings of stockholders, directors are encouraged to attend. Ms. Abrams, and Messrs. Beattie, Bourgoin, Jensen, Lederer, Major, Rangasayee and Richardson attended the last annual meeting of stockholders.

Board Meetings and Committees

In fiscal 2018, the board of directors held a total of 12 meetings. The independent directors meet regularly without the presence of management. Mr. D. Jeffrey Richardson, in his capacity as Chair of the board of directors, led meetings of independent directors in fiscal 2018 after his appointment in May 2018. Each of our current directors attended or participated in 86% of the total number of meetings of the board of directors and 71% of the total number of meetings held by all committees of the board of directors on which such director served. No director failed to attend more than one meeting of the board of directors or more than two meetings of any committee of the board of directors of which they were a member.

Our board of directors currently has three primary standing committees: the audit committee, the compensation committee, and the nominating and governance committee. Each of these committees operates under a written charter adopted by the board of directors. Copies of each of the committee charters are available on our website, www.latticesemi.com, at “About Us—Investor Relations—Corporate Governance.”. In December 2015, our board of directors organized a strategic alternatives committee to evaluate strategic options for the Company to maximize stockholder value. The strategic alternatives committee met seven times during the first half of fiscal 2018, and was discontinued in May 2018.

The board has elected to maintain a leadership structure with an independent director serving as the chair. Although we recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies, we believe our current board leadership structure is optimal for the Company as it provides for strong independent exercise of the board’s oversight responsibilities.

Audit Committee

The Company has a separately designated standing audit committee. The audit committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance, and independence of the Company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, approving the compensation of, and overseeing the work of, the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets regularly with management and with our independent registered public accounting firm, which has access to the audit committee without the presence of management representatives.

During fiscal 2018, the audit committee was composed of Mr. Jensen (chair), Mr. Beattie, and Mr. Lederer. The audit committee met 12 times in fiscal 2018. Our board of directors has determined that each of the audit committee members meet the financial literacy requirements under applicable Nasdaq rules and that each of the audit committee members qualifies as an audit committee financial expert under applicable SEC rules.

It is management’s responsibility to manage risk on a daily basis and bring to the board of directors’ attention the most material risks to the Company. Although the board of directors has overall responsibility for oversight of risk management with a focus on the most significant risks facing the Company, the board has delegated to the audit committee responsibility for establishment with the Company’s management of a process to identify the material risks facing the Company. Each quarter, the committee receives a risk update from management, comprised of a list of major risks faced by the Company and the status of actions taken to mitigate those risks. Throughout the year, the board and the audit committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The audit committee also routinely meets with various Company compliance personnel to obtain a periodic assessment of compliance issues facing the Company.

Compensation Committee

The compensation committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our chief executive officer’s compensation, approves the compensation of our other executive officers, and reviews succession planning for the chief executive officer position. The committee also administers our equity plans and handles other compensation issues. During fiscal 2018, the compensation committee was composed of Mr. Bourgoin (chair), Ms. Abrams, Mr. Lederer, and Mr. Rangasayee. The compensation committee met 10 times in fiscal 2018.

The compensation committee, comprised of directors who satisfy the applicable independence requirements of Nasdaq, the SEC, and the Internal Revenue Code, reviews, approves, and administers our executive compensation program. As set forth in the committee charter, the role of the compensation committee is to act for the board of directors to oversee the compensation of our chief executive officer and other executive officers, and to oversee the executive officer compensation plans, policies, and programs of the Company. The committee also oversees our employee equity incentive plans and reviews and approves equity grants to our employees.

The compensation committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the chief executive officer’s compensation, including (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the specific goals and target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer, evaluates his performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.

The compensation committee also annually evaluates and approves for the other executive officers of the Company (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee consults with the chief executive officer regarding the specific goals established for the other executive officers in connection with the annual cash-based variable compensation program.

The compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that compensation policies and practices for our employees would have a material adverse effect on the Company. The full board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The compensation committee has the authority to retain its own compensation consultants and outside legal, accounting, and other advisers at the Company’s expense. Such consultants and advisers report directly to the compensation committee and the committee has the authority to approve the fees payable to such advisers by the Company and other terms of retention. The compensation committee does not delegate its authority to such consultants or advisers. In fiscal 2018, the compensation committee engaged the services of Compensia, Inc., a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, and other aspects of administering the Company’s executive compensation program and equity compensation programs. Compensia, Inc. serves at the discretion of the compensation committee. The work performed for the Company by Compensia, Inc. has not raised any conflict of interest.

Nominating and Governance Committee

The nominating and governance committee identifies qualified persons to become directors; recommends candidates for all vacant directorships to be filled by the board of directors or by the stockholders; reviews and evaluates the performance of the board of directors and each committee of the board of directors; makes recommendations to the board of directors for nominees to the committees of the board of directors; and oversees compliance with our corporate governance policies. During fiscal 2018, the nominating and governance committee was composed of, Ms. Abrams (chair), Mr. Major and Mr. Richardson. The nominating and governance committee met 4 times in fiscal 2018.

The nominating and governance committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

•	professional competence, expertise, and diversity of background that is useful to the Company;

•	the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•	character, judgment, experience, and temperament appropriate for a director; and

•	independence, together with personal and professional honesty and integrity of the highest order.

The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the board of directors. Factors in such determination include:

•	the current size and composition of the board of directors;

•	the independence of the board of directors and its committees;

•	the presence on the board of directors of individuals with expertise in areas useful to the Company;

•	the diversity of individuals on the board of directors, including their personal characteristics, experiences, and backgrounds;

•	the number of other boards on which the candidate serves; and

•	such other factors as the committee or the board of directors consider significant.

The committee believes that it is necessary for each of the Company’s directors to possess many qualities and skills. The committee typically seeks individuals with extensive experience and who bring a broad range of competencies to the role. When searching for new candidates, the committee considers the evolving needs of both the Company and the board and searches for candidates that fill any current or anticipated future gap. The committee does not have a formal policy with respect to diversity; however, the board and the committee believe that it is essential that the members of our board of directors represent diverse viewpoints, background and experiences and considers or seeks candidates considering the diverse communities, geographies and demographics in which we operate. In addition, the committee believes that gender diversity is important to assure that the board is representative of our investors, our employees and our communities. In considering candidates for the board, the committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, an individual’s contributions to the board of directors are also considered.

The nominating and governance committee will consider candidates for our board of directors who have been suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board, and our stockholders. From time to time, the committee may solicit proposals for candidates from interested constituencies, or may use paid third-party search firms to identify candidates.

Under the terms of its charter, the committee is obligated to consider in good faith any candidate recommended by one or more of our ten largest unaffiliated stockholders of record, provided that, in the committee’s judgment, the candidate satisfies the criteria for board service set forth in the committee’s charter. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.

Stockholders who wish to submit names of candidates for our board of directors for consideration by the nominating and governance committee should do so in writing, addressed to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, and should include the following information:

•

a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee (if the stockholder believes that they are one of our ten largest unaffiliated stockholders, then the stockholder should include language to this effect in their statement);

•	the name and contact information for the candidate and the stockholder proposing the candidate;

•	a statement of the candidate’s occupation and background, including education and business experience;

•	information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	a statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders’ meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request or can be found filed as an exhibit to our latest Annual Report on Form 10-K, available at www.sec.gov, or on our website.

Strategic Alternatives Committee

In December 2015, our board of directors organized a strategic alternatives committee to evaluate strategic options for the Company to maximize stockholder value. The strategic alternatives committee, which consisted of Mr. Beattie (Chair), Mr. Jensen, and Mr. Richardson, held seven meetings during the first half of 2018, and was discontinued in May 2018.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Audit Committee Report

The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing audit reports. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 29, 2018 with management and our independent registered public accounting firm.

The audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X, Communications with Audit Committees. In addition, the audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm the independent accountant’s independence from Lattice and our management.

Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management, the reports of our independent registered public accounting firm, and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 29, 2018, for filing with the SEC.

Audit Committee

Mark E. Jensen, Chair

Brian M. Beattie

James P. Lederer

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve a non-binding advisory resolution on the Company’s named executive officer compensation as disclosed in this proxy statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, the compensation committee believes that we should make our executive compensation arrangements and practices clear and transparent to stockholders. The compensation committee endeavors to align our executives’ interests with those of our stockholders, to attract, motivate and retain highly qualified executives, and to provide our executive team with additional compensation when they achieve superior financial results. With the executive transition, we had a unique compensation year, where the compensation committee approved extraordinary compensation packages to address our immediate need to attract the best talent and align the total compensation of our new executive team with the long-term interests of our stockholders and our strategies. The compensation committee and the board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals.

We urge stockholders to read the “Executive Compensation” section of this proxy statement beginning on page 15 of this proxy statement, including the “Compensation Discussion and Analysis” that discusses our named executive compensation for fiscal 2018 in more detail, as well as the “Summary Compensation Table” and other related compensation tables, notes and narrative, appearing on pages 15 through 30 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2019 annual meeting of stockholders:

RESOLVED, that the stockholders of Lattice Semiconductor Corporation (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2019 annual meeting of stockholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the board of directors or the compensation committee, the board of directors and the compensation committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs. Stockholders have an opportunity to cast such an advisory vote annually, therefore, your next opportunity to do so will be at the 2019 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT

THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS,

OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

The Executive Officers of the Company

The following individuals currently serve as our executive officers:

James R. Anderson, 46, joined the Company as the President and Chief Executive Officer on September 4, 2018. Prior to joining the Company, Mr. Anderson led the Computing and Graphics business group at Advanced Micro Devices, Inc. (“AMD”). Prior to joining AMD in 2015, Mr. Anderson served at Intel Corporation from November 2014 to May 2015. Prior to Intel, Mr. Anderson spent nearly a decade at Avago Technologies Limited and LSI Corporation in a variety of leadership positions spanning general management, engineering, sales, marketing, and strategy.

Sherri Luther, 53, joined in the Company as Chief Financial Officer in January 2019. Prior to joining the Company, Ms. Luther was a senior financial executive at Coherent Inc. for over sixteen years, and most recently served as Corporate Vice President of Finance. Prior to joining Coherent Inc., Ms. Luther held a number of senior finance and accounting positions at companies including Quantum, Ultra Network Technologies and Arthur Andersen.

Steve Douglass, 57, joined the Company as Corporate Vice President of Research and Development in September 2018. Prior to joining the Company, Mr. Douglass served as Corporate Vice President, Customer Technology Deployment at Xilinx. Prior to leading the Worldwide Technical Sales and Support Team in 2012, Mr. Douglass held a wide range of leadership positions at Xilinx, including Vice President and GM, Advanced Products Division, and Vice President of Product Development. Before joining Xilinx, Mr. Douglass was at Cypress Semiconductor for 13 years and served in various leadership roles, including Business Unit Director, CPLDs and FPGAs. Mr. Douglass started his career as a Circuit Design Engineer at Intel Corporation.

Esam Elashmawi, 50, joined the Company as Chief Marketing and Strategy Officer in September 2018. Prior to joining the Company, Mr. Elashmawi served as Senior Vice President and General Manager at Microsemi Corporation. Mr. Elashmawi previously served as Vice President of Product Development at Actel Corporation, which Microsemi Corporation acquired in 2010. Earlier in his career, Mr. Elashmawi co-founded SiliconExpert Technologies, a component management software company, which was acquired by Arrow Electronics.

Byron W. Milstead, 62, joined the Company in May 2008 as Corporate Vice President, General Counsel, and Corporate Secretary. In January 2013, Mr. Milstead additionally was appointed to serve as President and General Manager of Lattice SG Pte. Ltd., the Company’s wholly-owned sales and distribution subsidiary in Singapore. Prior to joining the Company, Mr. Milstead served as Senior Vice President and General Counsel of Credence Systems Corporation from December 2005 to May 2008. Mr. Milstead served as Vice President and General Counsel of Credence Systems Corporation from November 2000 until December 2005. Prior to joining Credence Systems Corporation, Mr. Milstead practiced law at the Salt Lake City office of Parsons Behle & Latimer and the Portland offices of both Bogle and Gates and Ater Wynne.

Compensation Discussion and Analysis

Executive Transition

Fiscal 2018 was a year of transition for our executive team. Dissatisfied with our not making material gains in operating and financial performance over the last several years, our board of directors decided we needed new executive leadership that could execute on our strategies. Following an extensive search process, our board appointed James R. Anderson as our President, Chief Executive Officer and as a member of the board of directors, effective September 4, 2018. Mr. Anderson led the Computing and Graphics business group at AMD, which is a business substantially larger than ours and provided Mr. Anderson substantial opportunities.

Following the appointment of Mr. Anderson:

•	Sherri Luther was appointed as our Corporate Vice President, Chief Financial Officer;

•	Steve Douglass was appointed as our Corporate Vice President of Research and Development; and

•	Esam Elashmawi was appointed as our Corporate Vice President, Chief Marketing and Strategy Officer.

In connection with our executive transition during fiscal 2018, we have re-focused on our core business of FPGA solutions and have divested various non-core assets and product lines. This compensation discussion and analysis details the objectives and designs of our executive compensation strategy, which was specifically implemented to address our leadership changes and align the interests of our executives with the interests of our stockholders and strategies as we re-focus on our core business. Our realigned executive compensation strategy reinforces the following principles:

•	Alignment with long-term stockholder interests, including increasing our long-term stock price performance relative to our peer-group;

•	Attracting, retaining and motivating a high-performing executive team, particularly as we transition to our new team and our high expectations for that team; and

•	Rewarding executives for achieving near- and long-term business goals, including increasing our profitability.

Compensation Philosophy

The compensation committee believes that we should make our executive compensation arrangements and practices clear and transparent to stockholders. The compensation committee endeavors to align our executives’ interests with those of our stockholders, to attract, motivate and retain highly qualified executives, and to provide our executive team with additional compensation when they achieve superior financial results. With the executive transition, we had a unique compensation year, where the compensation committee approved extraordinary compensation packages to address our immediate need to attract the best talent and align the total compensation of our talent with the long-term interests of our stockholders and our strategies.

Our senior management has the highest potential to impact our business results, and thus, variable, performance-based compensation should constitute a high percentage of our executives’ overall potential cash and equity compensation. We also seek to measure senior management performance primarily by business results linked to stockholder interests.

We seek to link directly cash-based variable compensation of executive officers to our short-term or annual performance, while we align longer-term incentives, such as equity compensation, with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation, including performance equity compensation, strongly links the interests of Company management to the interests of our stockholders.

We also strive to maintain compensation programs offered to all employees that ensure consistent effort by employees to achieve financial and operational goals. We believe that we should hold senior management to the same standards as other employees. Therefore, we offer only limited enhanced benefits to senior management, and only with a direct business purpose.

In addition, our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain, and motivate the senior executives who we believe are critical to our success. Keeping that in mind, we seek to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between the chief executive officer and other executives, and between executives and other non-executive employees.

Compensation Risk Management

Our executive compensation program includes a number of key features intended to manage risk, including:

•	Pay-for-performance philosophy and program structure;

•	Approval by an independent compensation committee advised by an independent compensation consultant that reports directly to the committee;

•	Balance between short-term and long-term pay to incentivize sustainable long-term value creation;

•	Stock ownership requirements for our chief executive officer and members of our board of directors;

•	An incentive compensation recovery, or clawback, policy;

•	Equity incentive plans expressly prohibiting repricing of stock options without stockholder approval;

•	Insider trading policy that includes a prohibition on hedging transactions;

•	No excise tax gross-ups;

•	Annual say-on-pay advisory votes;

•	Double-trigger change of control agreements; and

•	No pension arrangements, defined benefit retirement plans or nonqualified deferred compensation plans covering our executive officers.

Comparisons to Market Data

During fiscal 2018, the compensation committee used market data for a peer group principally comprised of mid-sized semiconductor and semiconductor equipment companies with significant operations in California or Oregon. Due to consolidating acquisitions among mid-sized semiconductor and semiconductor equipment companies, the compensation committee reconstituted our peer group in 2018. Market data was collected and analyzed with the assistance of Compensia, Inc. Peer group comparisons were judged in part with reference to the relative size and financial performance of the Company and the members of the peer group.

For reviewing and approving executive compensation during fiscal 2018, the peer group consisted of the following companies:

Alpha & Omega Semiconductor Ltd.

Ambarella Inc.

Axcelis Technologies, Inc.

Cohu, Inc.

Diodes Incorporated

Ichor Holdings Ltd.

Inphi Corporation

MACOM Technology Solutions

MaxLinear, Inc.

Nanometrics Incorporated

NeoPhotonics Corporation

Power Integrations, Inc.

Rambus Inc.

Semtech Corporation

Xcerra Corporation (acquired by Cohu, Inc.)

Xperi Corporation

The compensation committee analyzed the market data primarily to ensure that the executive compensation program as a whole was competitive with compensation programs at peer group companies so that we could attract, retain and motivate a high-performing team in connection with the executive transition. The compensation committee did not generally target a specific position in the range of market data for each individual executive or for each component of compensation. In determining the amounts of each component of compensation for each executive officer, the compensation committee considered its judgment as to executive’s expected level of responsibility, prior experience, past job performance, contribution to the Company’s success, capability and results achieved, and reviewed the benchmark data. The compensation committee did not generally apply formulas or assign these factors specific mathematical weights, but rather exercised its business judgment and discretion.

Fiscal 2018 Executive Compensation

New Chief Executive Officer Overview

As customary in the hiring of a new CEO, Mr. Anderson received a one-time signing bonus and a significant equity award upon his appointment to President and Chief Executive Officer of the Company. The compensation committee, led by its independent chair and with close involvement with the committee’s independent compensation consultant, spent significant time and effort creating a compensation package that would both induce Mr. Anderson to join us and create incentives consistent with the compensation committee’s philosophies. Our board of directors believes that the skills and experience Mr. Anderson brought to us outweighed the compensation cost necessary to induce Mr. Anderson away from a much larger competitor. The size of Mr. Anderson’s equity award also reflects, in part, the compensation committee’s decision to provide make-whole compensation to Mr. Anderson given incentive opportunities Mr. Anderson relinquished at AMD. Our board of directors and the compensation committee do not intend to continue to make future annual awards to Mr. Anderson at the level of his initial grant.

The equity award granted to Mr. Anderson incentivizes top performance and aligns his compensation with the performance of the Company. Although the total compensation of Mr. Anderson includes one-time extraordinary amounts in connection with his appointment, his total target compensation is heavily tied to our equity and performance. Our compensation committee believes that Mr. Anderson’s compensation incentivizes top performance and aligns his interests with those of the Company and its stockholders, because of the following (with the targeted percentages based on our valuation estimates at the time of grant):

•

Base salary was at the 47th percentile of our peer group when initially determined, and base salary plus short-term cash incentive opportunity is slightly below peer market median (annual bonus target of 100% of base, with superior performance opportunity to 200%);

•	Cash incentive opportunity requires achievement of specific performance milestones established by the compensation committee;

•

Approximately 90% of targeted compensation package is equity-based, with approximately 40% of the initial offer including various inducements based on achievement of Company performance consistent with or superior to the performance of the companies in our peer group;

•	Performance-based incentives earned over a three-year period with achievement of strategic performance goals, including relative total stockholder return and profitability; and

•

Time-based awards (stock options and restricted stock units) are earned through continued service over three years, and stock options will not result in any payout unless the price of the Company’s common stock increases to a value in excess of the exercise price.

The compensation committee awarded the one-time inducement compensation to Mr. Anderson based on its belief that this compensation will lead to material increases in our total stockholder return performance relative to our peer group. In particular, a significant component of Mr. Anderson’s inducement compensation is directly linked to that performance. This structure provides immediate and ongoing alignment between Mr. Anderson and the interests of our stockholders and provides Mr. Anderson incentive to deliver favorable performance. The compensation committee anticipates that in future periods approximately 50% of Mr. Anderson’s equity grants will incorporate vesting based on achievement of Company performance consistent with or superior to the performance of the companies in our peer group. Below is further discussion on the core components of our compensation philosophy for Mr. Anderson and the other named executive officers.

Other Named Executive Officers

To provide similar aligned incentives for other named executive officers during the executive transition, the compensation committee awarded one-time inducement long-term equity compensation to Ms. Luther, Mr. Douglass and Mr. Elashmawi, which results in their respective initial total compensation representing a relatively high percentile as compared to our peer group, based on its belief that this compensation will lead to material increases in our total stockholder return performance relative to our peer group.

Principal Components of Executive Compensation

The principal components of fiscal 2018 executive compensation are discussed below, and include:

•	base salary,

•	annual cash-based incentive compensation, and

•	long-term equity incentive compensation, which includes time based and performance equity incentive compensation.

In reviewing the fiscal 2018 compensation package for the chief executive officer and the Company’s other named executive officers, the compensation committee considered all components of the officers’ compensation. Based on the factors discussed herein, the compensation committee has determined that the total compensation of the chief executive officer and the other named executive officers of the Company, including the potential payouts in the case of severance and change of control arrangements, were reasonable and not excessive.

Base Salary

Base salaries for our named executive officers for fiscal 2018 were set based on competitive factors including the need to attract new executives during our executive transition, retain and motivate superior performance by our executive officers, the historic salary structure for various levels of responsibility within the Company and the experience of the executive officer. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. The compensation committee’s review of salaries for 2018 indicated that the average of our named executive officer salaries fell between the 20th and 60th percentile of salaries for comparable positions at peer companies. In reviewing the base salary for the Company’s chief executive officer for fiscal 2018, the compensation committee reviewed survey data relating to peer companies in our industry and determined that the salary fell at approximately the 47th percentile of salaries for this position. The compensation committee intends in the future to continue to review and to make annual adjustments to the base salary of the chief executive officer during its regularly scheduled board meeting during the first fiscal quarter to generally align the base salary of the chief executive officer to salaries paid to comparable officers at peer companies and in connection with the review of executive officer and other employee performance.

Annual Cash-based Incentive Compensation

The Company’s annual cash incentive compensation program is intended to align executive officer interests with our short- term corporate strategy and correlate pay with the achievement of short-term Company objectives and financial performance.

For fiscal 2018, the chief executive officer, other executive officers, and other members of senior management, including corporate vice presidents, together with all other employees of the Company were eligible to participate in the Company’s 2018 Cash Incentive Plan (the “2018 Cash Plan”). Under the 2018 Cash Plan, individual cash incentive payments for the chief executive officer and other executive officers were based both on Company financial performance, as measured by achievement of operating income (before incentive plan accruals) and revenue goals within specified ranges established by the compensation committee, and Company performance, as measured by the achievement of quarterly and annual management objectives, with each of these components potentially affecting the cash incentive award. The compensation committee determined the performance of the Company in fulfillment of certain corporate management objectives recommended by the chief executive officer and approved by the compensation committee during the first fiscal quarter of 2018. The corporate management objectives related to achievement of certain financial performance, product development, customer development operational efficiency and organizational development targets.

In setting the 2018 Cash Plan award target amounts for the named executive officers for fiscal 2018, the compensation committee considered the overall affordability of the 2018 Plan and considered the industry market data provided by the compensation consultant.

The 2018 Cash Plan required that the Company achieve a certain level of revenue and operating income on an annual GAAP operating basis, or there would be no payments under the 2018 Cash Plan. Under the 2018 Cash Plan, the aggregate target cash awards for all executive management participants in the 2018 Cash Plan, including the chief executive officer, other executive officers, and other members of senior management, including corporate vice presidents, totaled approximately $1.29 million, and the aggregate maximum cash award for all participants at 100% achievement of their incentive targets was approximately $9.47 million, based on headcount at adoption. Four levels of Company financial performance were projected (labeled L2, L3, L4 and L5 in the table below) as reflected in the GAAP operating income and revenue targets that were required to be met for the 2018 Cash Plan to fund at each of the four levels, assuming 90% achievement of management objectives. In addition, the compensation committee provided that, in connection with payments under the 2018 Cash Plan, the aggregate amount of payments under the 2018 Cash Plan could not exceed 28% of GAAP operating income before accruals for 2018 Cash Plan payments and before certain acquisition related expenses. If company performance fell between two performance levels (such as between L3 and L4), the 2018 Cash Plan was to be funded on a curve. In addition, pursuant to the terms of the 2018 Cash Plan and applicable employment agreements, all employees, including the chief executive officer, other executives and corporate vice presidents, were eligible to receive incentives under the 2018 Cash Plan equal to not more than 200% of their target incentives in the event that the targets for each level were achieved.

2018 Plan Company Financial Performance Structure (Annual Figures)

	L2	L3	L4	L5
GAAP Operating Income	$50.3M	$67.1M	$89.7M	$111.9M
Revenue	$380M	$424M	$460M	$500M
Budget Pool Executives and Other Management	$0.65M	$1.3M	$2.0M	$2.6M
Budget Pool Other Employees	$4.1M	$8.1M	$12.2M	$13.3M
Executive Plan Element Funding Levels (% of Annual Target)	50%	100%	150%	200%

The Company’s operating income for fiscal 2018 (before accrual and payment of incentives under the 2018 Cash Plan and certain acquisition related expenses) was approximately $60.1 million, the Company’s revenue for fiscal 2018 was approximately $398.8 million and the achievement of corporate management objectives was 80.7%, resulting in a payment under the 2018 Cash Plan to the personnel other than the chief executive officer, other executive officers and corporate vice presidents of $5.6 million under the 2018 Cash Plan based on achievement of quarterly targets applicable to personnel other than the chief executive officer, other executive officers and corporate vice presidents and management objectives determined by the compensation committee.

The aggregate amount paid to the chief executive officer, other executives and corporate vice presidents under the 2018 Cash Plan was $0.4 million. Payments to the chief executive officer and to certain other corporate vice presidents were subject to proration based on the dates they commenced employment with the Company.

Long-Term Equity Incentive Compensation

The Company’s equity incentive plans are intended to motivate and reward the achievement of long-term Company performance and to motivate, attract and retain key personnel. In fiscal 2018, the compensation committee engaged the services of Compensia, Inc. to review the Company’s equity compensation programs. Based on this review and other deliberations, the compensation committee determined to continue its practice of granting a blend of options and restricted stock units (RSUs) in connection with its annual grants in fiscal 2018. Due to the executive transition that took place in fiscal 2018, the compensation committee provided for special one-time grants in order to induce executive officers, including our chief executive officer, to join the Company and facilitate the re-focus on the Company’s core business of FPGA solutions. The compensation committee established a potential grant value for each named executive officer, including the chief executive officer revised to reflect the Company’s commitment to a burn rate cap on annual equity grants. The compensation committee intends future grants to these executive officers to be competitive and generally comparable with similar grants to named executive officers by companies in our peer group based on our valuation of the grants.

Chief Executive Officer

With the executive transition, the compensation committee determined that approximately 50% of the long-term incentive compensation of the chief executive officer should have vesting tied to achievement of the performance targets that reflect the Company’s commitment to increase stockholder value. Approximately 50% of our chief executive officer’s total compensation includes a combination of time-based stock options (18% overall) and restricted stock units (33% overall), that vest over a three-year period. For the performance equity granted to our chief executive officer in connection with the executive transition:

•

Approximately 65% vests between 0% and 250% of the target amount, based on the relative three-year total stockholder return, which is calculated based on the performance of the market value of the Company’s common stock compared to the PHLX Semiconductor (“SOX”) Index.

•

Approximately 35% vests when the Company achieves specified adjusted EBITDA levels on a trailing four-quarter basis in any two-consecutive trailing four-quarter periods within approximately four years from the grant date.

Other Named Executive Officers

The compensation committee has also determined that approximately fifty percent (50%) of equity grants made to the Company’s other named executive officers, including equity grants made to those executives hired in connection with the executive transition, should likewise incorporate performance-based vesting criteria. For 2018, the compensation committee determined to provide for awards that vest based on the total stockholder return (TSR) of the Company relative to the performance of the SOX Index. In fiscal 2018, the compensation committee also made annual replenishment grants during its regularly scheduled board meeting during the third fiscal quarter, excluding those named executive officers that joined the Company in connection with the executive transition, and fifty percent (50%) of these annual replenishment grants included this performance-based vesting criteria.

For 2018, 2017 and 2016, the compensation committee granted performance-based stock options that vest based on the computation of the 60-day trailing average of the Company’s stock price at the end of the two-year measurement period divided by the 60-day trailing average of the Company’s stock price at the beginning of the measurement period. Using this ratio, the performance will be compared with similar ratios for each company in the SOX Index and the percentile rank determined. Performance based stock options will vest at the target grant amount where the Company’s performance meets or exceeds the performance of the 50th percentile of the peer group up to a maximum of 200% of the target grant amount for maximum performance. The determination period for the performance-based stock options granted in 2016 ended on May 13, 2018. During the determination period for the performance-based stock options granted in 2016, the increase in the price of the company’s common stock measured as required by the grant conditions ranked the Company in the bottom quartile of the companies in the SOX Index. Accordingly, under the 2016 grant, none of the stock options granted to the named executive officer were earned.

Certain Executive Officer and Other Compensation Polices

Equity Compensation Plans Prohibit Repricing Stock Options Without Stockholder Approval

The Company’s 2013 Incentive Plan, 2011 Non-Employee Director Equity Incentive Plan and 1996 Stock Incentive Plan expressly prohibit the repricing of stock options without stockholder approval.

Stock Ownership and Retention Requirements

The Company’s Corporate Governance Policies include a requirement that the Company’s chief executive officer, not more than five years after the date of initial employment, maintain ownership of the Company’s stock equal in value to three times the chief executive officer’s base salary.

Restitution or Recovery Policy

The Company’s Corporate Governance Policies provide that the Company will seek to recover, at the direction of the compensation committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, incentive compensation awarded or paid to an executive officer of the Company for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Other Executive Benefit Arrangements and Gross Ups

Our compensation committee has adopted a policy eliminating the payment of all tax gross-ups for the Company’s executive officers except for tax gross-ups for relocation expenses.

Accounting and Tax Considerations

In determining the compensation programs, practices and packages offered to the Company’s executive officers for fiscal 2018, the compensation committee took into consideration the accounting and tax effects of each component of compensation and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels.

Under Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our chief executive officer and our other named executive officer only with respect to amounts up to $1 million during any year. Prior to the recent tax reform effected through the adoption of the Tax Cuts and Jobs Act on December 27, 2017, compensation that is “performance-based” under Section 162(m) was excluded from this limitation. Our 1996 Stock Incentive Plan, 2001 Stock Incentive Plan and 2013 Incentive Plan were designed to permit our compensation committee to grant stock options and other equity compensation awards that were “performance-based” and thus fully tax-deductible to the Company. Compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We expect to pay compensation to our executive officers that may not be fully deductible when, for example, we believe such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive’s performance.

Results of 2018 Stockholder Advisory Approval of Named Executive Officer Compensation

At the Company’s 2018 annual meeting of stockholders, we requested our stockholders to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for fiscal 2017 as reported in the proxy statement for the 2018 annual meeting of stockholders. The Company’s stockholders expressed substantial support for the named executive officers’ compensation, with approximately 97.5% of the votes cast approving, on an advisory basis, of our “say-on-pay” proposal. Because of this high level of support expressed by our stockholders, the compensation committee has continued to apply a similar approach for named executive officers compensation decisions and policies, excluding any one-time grants to induce executive officers to join the Company in connection with our executive transition.

2018 Summary Compensation Table

The following table sets forth summary information concerning compensation for our named executive officers, which includes each individual who served as CEO or CFO during our fiscal year ended December 29, 2018 (our former CEO, our interim CEO, our new CEO, and our former CFO), and our other executive officer as of the end of fiscal 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compensa- tion ($)(2)	Total ($)
Anderson, James R.	2018	177,692	400,000		7,585,107	1,700,114	136,419	2,723	10,002,055
President and CEO(3)

Douglass, Stephen	2018	106,615	0		1,840,182	0	53,203	2,873	2,002,873
CVP R&D

Elashmawi, Esam	2018	96,923	0		1,782,471	0	47,798	2,228	1,929,420
Chief Marketing & Strategy Officer

Milstead, Byron W.	2018	313,282	0		424,154	0	156,821	78,108	972,365
Corporate VP &	2017	334,084	384,117	(7)	214,535	241,806	138,339	78,795	1,391,676
General Counsel(5)	2016	305,565	0		193,776	198,871	72,345	81,679	852,236

Billerbeck, Darin G.	2018	209,615	0		0	0	0	1,005,576	1,215,191
Former President and	2017	500,000	517,000	(7)	1,068,797	1,617,319	341,500	8,537	4,053,153
CEO(8)	2016	500,000	0		881,760	907,990	175,000	28,428	2,493,178

Downing, Maxwell J.	2018	303,269	0		0	0	0	603,013	906,282
Former CVP and	2017	275,000	193,912	(7)	332,882	375,315	93,913	2,134	1,273,156
CFO(4)	2016	270,148	1,745		114,466	102,229	30,735	2,000	521,323

Hawk, Glen	2018	415,385	0		0	0	0	615,786	1,031,171
Former Interim CEO,	2017	360,000	0		407,220	458,973	184,410	3,853	1,414,456
Former CVP and COO(6)	2016	360,000	0		247,104	255,291	94,500	22,621	979,515

(1)

This amount represents the aggregate grant date fair value computed in accordance with the requirements of FASB ASC Topic 718. Amounts shown do not reflect compensation actually received by the named executive officer. The assumptions used to calculate the value of the awards granted in 2018 are set forth in Note 17 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and for prior years in the corresponding note in that year’s Annual Report on Form 10-K.
(2)	Additional information regarding the amounts provided in this column for 2018 is provided in the 2018 All Other Compensation Table that follows this table.
(3)	Mr. Anderson joined the Company as President and Chief Executive Officer effective September 4, 2018.
(4)

Mr. Downing became Interim Chief Financial Officer effective April 2, 2016 and was appointed to serve as a Corporate Vice President and Chief Financial Officer effective February 22, 2017. Mr. Downing left the Company on December 28, 2018.

(5)

Mr. Milstead also serves as President and General Manager of Lattice SG Pte Ltd., the Company’s wholly owned sales and distribution subsidiary in Singapore. Mr. Milstead’s compensation for fiscal 2018, 2017, and 2016 includes compensation paid both for his service as Corporate VP & General Counsel of Lattice Semiconductor Corporation and President & General Manager of Lattice SG Pte. Ltd. Amounts paid to Mr. Milstead in Singapore dollars have been converted to U.S. dollars using the exchange rate in effect on the last day of the applicable fiscal year.

(6)

Mr. Hawk joined the Company as Corporate Vice President and Chief Marketing Officer on May 4, 2015 and was appointed to the new role of Chief Operating Officer on November 6, 2015. Mr. Hawk was appointed as Interim Chief Executive Officer effective March 16, 2018. Upon the appointment of Mr. Anderson as Chief Executive Officer, Mr. Hawk remained with the Company and served as a Special Advisor to the Chief Executive Officer through October 31, 2018.

(7)

Consists of a discretionary bonus awarded to Company executives for their work in connection with the Agreement and Plan of Merger, as amended, with Canyon Bridge Acquisition Company, Inc., a Delaware corporation, and Canyon Bridge Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary, providing for the potential acquisition of the Company by Canyon Bridge and a discretionary bonus awarded to Company executives based on the impact of that transaction on the achievement of the Non-equity Incentive Plan operating income targets.

(8)	Mr. Billerbeck’s employment terminated effective March 16, 2018, and he received a $1.0 million cash severance payment.

2018 All Other Compensation Table

The following table sets forth information concerning items included in the All Other Compensation column of the Summary Compensation Table for the fiscal year ended December 29, 2018.

Name	Supplemental Life Insurance/ Disability Premiums ($)	Additional Group Life Insurance Premiums ($)	Other ($)(1)		Total ($)
Anderson, James R. President & CEO(2)	418	305	2,000		2,723
Douglass, Stephen CVP R&D	0	873	2,000		2,873
Elashmawi, Esam Chief Marketing & Strategy Officer	0	228	2,000		2,228
Milstead, Byron W. Corporate VP & General Counsel	7,972	111	70,025	(3)	78,108
Billerbeck, Darin G. Former President & CEO	2,375	1,201	2,000		5,576
Downing, Maxwell J. Former Corporate VP & CFO	4,814	1,544	596,655	(4)	603,013
Hawk, Glen Former Interim CEO, Former Corporate VP & COO	4,231	2,401	609,154	(5)	615,786

(1)	Unless otherwise indicated, consists of employer contribution to 401(k) plan.
(2)	Mr. Anderson was appointed President and Chief Executive Officer effective September 4, 2018.
(3)

Consists of employer contribution to 401(k) plan of $459, an apartment and home office in Singapore at an aggregate incremental cost to the Company of $57,764 and a local transportation allowance of $11,802.

(4)	Consists of employer contribution to 401(k) of $2,000, $26,322 reimbursement for health insurance premiums and $568,333 paid to Mr. Downing in connection with his departure.
(5)	Consists of employer contribution to 401(k) of $2,000, $22,154 reimbursement for housing and $585,000 paid to Mr. Hawk in connection with his departure.

2018 Grants of Plan-Based Awards Table

The following table sets forth information regarding plan-based awards granted during the fiscal year ended December 29, 2018 to each of our named executive officers

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Thres- hold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anderson, James R. President & CEO(8)	Cash Incentive Plan Award		0	550,000	1,100,000
	RSU Grant(2)	9/4/2018							374,746			3,087,907
	RSU Performance Grant (TSR)(3)	9/4/2018				0	217,772	544,430			8.24	1,794,441
	RSU EBITDA(4)	9/4/2018				0	193,834	484,585			8.24	1,597,192
	Stock Option(5)	9/4/2018								574,363	8.24	4,732,751

Douglass, Stephen CVP R&D	Cash Incentive Plan Award		0	214,500	429,000
	RSU Grant(6)	9/4/2018							129,222		8.24	1,064,789
	RSU Performance Grant (TSR)(7)	9/4/2018				0	92,307	184,614			8.24	760,610

Elashmawi, Esam Chief Marketing & Strategy Officer	Cash Incentive Plan Award		0	234,000	468,000
	RSU Grant(6)	9/24/2018							128,501		7.72	992,028
	RSU Performance Grant (TSR)(7)	9/24/2018				0	101,660	203,320			7.72	784,815

Milstead, Byron W. Corporate VP & General Counsel	Cash Incentive Plan Award		0	206,700	413,400
	RSU Grant(6)	9/4/2018							29,785		8.24	245,428
	RSU Performance Grant (TSR)(7)	9/4/2018				0	21,276	42,552			8.24	175,314

Billerbeck, Darin G. Former President and CEO	Cash Incentive Plan Award		0	500,000	1,000,000

Downing, Maxwell J. Former CVP and CFO	Cash Incentive Plan Award		0	155,000	310,000

Hawk, Glen Former Interim CEO, Former CVP and COO	Cash Incentive Plan Award		0	405,000	810,000

(1)

Fair value as of the grant date was determined in accordance with ASC 718. The assumptions used to calculate the value of the awards are set forth in Note 17 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2018.

(2)	These RSUs vest at a rate of 33% of the shares as of one year from the grant date, and at a rate of 8% of the shares as of the end of each three-month period thereafter.
(3)

These RSUs vest between 0% and 250% of the target amount, based on the relative three-year total stockholder return (TSR) of the Company relative to the performance of the SOX Index. Specifically, 100% of the RSUs vest at achievement equal to the 50th percentile, 250% of the RSUs vest at achievement equal to the 75th percentile, zero vest at achievement below the 25th percentile, with vesting scaling linearly for achievement between the 25th and 75th percentiles, and one-third of these RSUs shall be tested for vesting on each of the first three anniversaries of the grant date. The grant date fair values of these RSUs were determined and fixed on the date of grant using a lattice-based option-pricing valuation model, which incorporates a Monte-Carlo simulation, and considered the likelihood that we would achieve the market condition.

(4)

These RSUs vest between 0% and 250% of the target amount, based upon the Company generating specified “adjusted” EBITDA levels on a trailing four quarter basis in any two-consecutive trailing four-quarter periods before the end of September 2022.

(5)

These stock options vest at a rate of 33% of the total option shares as of one year from the grant date, and at a rate of 8% of the total option shares as of the end of each three-month period thereafter.

(6)	These RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.
(7)

These RSUs vest between 0% and 200% of the target amount, based on the relative three-year total stockholder return (TSR) of the Company relative to the performance of the SOX Index. Specifically, 100% of the RSUs vest at achievement equal to the 50th percentile, 200% of the RSUs vest at achievement equal to the 75th percentile, zero vest at achievement below the 25th percentile, with vesting scaling linearly for achievement between the 25th and 75th percentiles, and one-third of these RSUs shall be tested for vesting on each of the first three anniversaries of the grant date. The grant date fair values of these RSUs were determined and fixed on the date of grant using a lattice-based option-pricing valuation model, which incorporates a Monte-Carlo simulation, and considered the likelihood that we would achieve the market condition.

(8)	Mr. Anderson was appointed as President and Chief Executive Officer effective September 4, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal years 2016, 2017 and 2018 represent payments of awards under our Cash Incentive Plan for each of those years. Each named executive officer’s potential award was based on a specified percentage of his or her annual base salary and the potential award increases when and if a named executive officer’s annual base salary increases. Payments under our Cash Incentive Plan are made annually based on the achievement of the goals applicable to the year.

Please see the section entitled “Compensation Discussion and Analysis” above for more information about our Cash Incentive Plan for fiscal 2018.

Amounts in the Bonus column of the Summary Compensation Table represent any signing bonus in connection with the executive transition, and service bonuses paid to the executive officers under a broad-based employment policy and discretionary bonuses approved by the compensation committee. Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan that provided matching contributions in fiscal 2018. The Company does not maintain a pension plan or any other defined benefit retirement plans.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee.

The principal equity component of executive compensation historically has been our employee stock option program. In past years, stock options were typically granted when an executive joined us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation. Commencing in 2018, awards of restricted stock units that vest based on achievement of performance criteria became a principal component of executive compensation. These grants are intended to align the interests of our executives with those of our stockholders.

All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant and a seven-year term. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options and/or restricted stock units) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

Separation Agreement

In connection with his retirement effective March 16, 2018, the Company and Mr. Billerbeck executed a Separation Agreement that provided for a $1.0 million cash severance payment, the vesting of equity awards as required under the terms of his Employment Agreement, the vesting of 35,000 restricted stock units and reimbursement for up to 12 months of health care. The agreement includes a release of claims against the Company, and certain non-compete, non-solicitation and non-disparagement provisions that will remain in effect for 12 months following his termination date.

CEO Employment Agreement

Effective September 4, 2018, in connection with the hiring of Mr. Anderson as the President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Anderson, which sets forth terms and provisions governing Mr. Anderson’s employment as President and Chief Executive Officer. Key terms of Mr. Anderson’s agreement that relate to the information disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table are as follows:

Salary. Mr. Anderson receives a base salary at an annual rate of not less than $550,000, which the compensation committee of the board of directors must review at least annually and may increase at its discretion.

Annual Incentive. Mr. Anderson is eligible to participate in a Cash Incentive Plan established by the Company (the “CIP”). Under the CIP, Mr. Anderson is eligible for an annual incentive bonus of 100% of his annual base salary, or such higher figure as the Compensation Committee (the “Committee”) of the Board may select (the “Target Bonus”) upon the achievement of specific milestones to be established by the Committee (the “Target Amount Milestones”). Upon superior achievement of the Target Amount Milestones, Mr. Anderson may earn a maximum annual incentive bonus of up to 200% of his annual base salary. For fiscal year 2018, the Target Amount Milestones for Mr. Anderson is the same as those applicable to the other senior executives of the Company. The incentive payable to Mr. Anderson for fiscal year 2018 is the greater of: (i) 75% of his annual base salary; or (ii) the actual incentive earned by Mr. Anderson pursuant to the terms of the CIP for fiscal year 2018, subject to pro-ration for the partial fiscal year measured from the Effective Date.

Sign-on Bonus. Mr. Anderson received a sign-on bonus of $400,000. Mr. Anderson will be required to refund the net (after tax) amount of the sign-on bonus to the Company if he voluntarily terminates his employment or is terminated for Cause (as defined in the Employment Agreement) within the first twelve months following the Effective Date.

Equity Grants. On September 4, 2018, Mr. Anderson was granted the following equity awards:

•

Time-Based Awards. Awards of stock options to purchase the number of shares of Company common stock with a value of $1.5 million calculated based on a Black-Scholes valuation using the Average Price (as defined below) and a seven-year term, and restricted stock units with a value of $2.9 million calculated based on the average closing price of the Company’s common stock over a 30-day period prior to the grant date (the “Average Price”). The Time-Based Awards vest and become exercisable or payable at a rate of 1/3 of the shares on the first anniversary of the Effective Date and 1/12 of the shares quarterly thereafter.

•

Market Performance (TSR) Based Award. An award of restricted stock units with a value of $2.9 million calculated based on a Monte-Carlo simulation that vest and become payable over a three-year period based upon the total stockholder return (TSR) of the Company relative to the PHLX Semiconductor Sector Index, with 100% of the units vesting at the 50th percentile and a multiplier to 250% of the units vesting at 75th percentile achievement, zero vesting if relative TSR is below the 25th percentile, and vesting scaling linearly for achievement between the 25th and 75th percentile.

•

Adjusted EBITDA Based Award. An award of restricted stock units with a value of $1.5 million calculated based on the Average Price that will vest and become payable based upon the Company generating specified “adjusted” EBITDA levels on a trailing four quarter basis in any two-consecutive trailing four-quarter periods by the end of September 2022.

Other Executive Agreements

In 2015 the Company entered into a Short-Term Assignment Letter of Understanding with Byron W. Milstead, our Corporate Vice President, General Counsel and Secretary relating to his posting in Singapore pursuant to which the Company agreed to provide Mr. Milstead with additional benefits and compensation to facilitate his relocation from the United States and the conduct of his duties in Singapore. In 2016, the Company’s Singapore affiliate entered into an employment agreement with Mr. Milstead in connection with his permanent employment by that Company.

In 2018 the Company entered into an employment agreement with each of Sherri Luther, Steve Douglass and Esam Elashmawi, the Company’s other named executive officers, in connection with hiring each of them, that set forth the terms and provisions governing such executive’s employment with the Company, including specifying the minimum base salary and initial annual incentive award and initial equity grants for each executive.

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information with respect to all unexercised options and unvested stock grants as of the fiscal year ended, December 29, 2018, that have been previously awarded to the named executive officers.

	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#) (15)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(**)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Exercisable		Unexercisable
Anderson, James R	0		574,363	(1)			8.24	9/3/2025
President & CEO												193,834	(2)	1,320,010
									374,746	(3)	2,552,020
												217,772	(4)	1,483,027

Douglass, Stephen									129,222	(5)	880,002
CVP R&D												92,307	(6)	628,611

Elashmawi, Esam									128,501	(7)	875,092
Chief Marketing & Strategy Officer												101,660	(6)	692,305

Milstead, Byron W.	18,876	(8)	0				6.43	3/30/2019
Corporate VP & General Counsel	31,343	(9)	0				5.40	3/25/2020
	52,430	(10)	0				7.54	3/21/2021
	2,477	(11)	2,477				6.10	2/6/2022
	2,750	(13)	16,500				5.28	5/13/2023
	3,679	(15)	36,786				5.73	10/18/2024
					35,700	(17)	5.73
									2,050	(12)	13,961
									13,763	(14)	93,726
									31,650	(16)	215,537
									29,785	(18)	202,836
												21,276	(6)	144,890

Billerbeck, Darin G. Former President and CEO	0		0

Downing, Maxwell J.(22)	2,187	(20)	0		0		5.85	7/9/2022	0		0	0		0
Former CVP and CFO	2,945	(19)	0		0		5.88	7/19/2023
	5,707	(15)	0		0		5.73	10/18/2024

Hawk, Glen(23)	268,937	(21)	0		0		6.21	5/7/ 2022	0		0	0		0
Former Interim CEO, Former CVP and COO	32,062	(13)	0		0		5.28	5/13/2023
	27,914	(15)	0		0		5.73	10/18/2024

**	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of December 28, 2018, the last business day of fiscal 2018.
(1)

These stock options were granted on September 4, 2018. The options vest at the rate of 33% of the total option shares as of one year from the grant date, and at the rate of 8% of the total option shares as of the end of each three-month period thereafter.

(2)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.
(3)

These RSUs were granted on September 4, 2018. The RSUs vest at the rate of 33% of the total RSUs as of one year from the grant date, and at the rate of 8% of the total RSUs as of the end of each three-month period thereafter.

(4)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.
(5)

These RSUs were granted on September 4, 2018. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(6)	These performance RSUs were granted on September 4, 2018 and vest upon achievement of the performance conditions.

(7)

These RSUs were granted on September 24, 2018. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(8)

These stock options were granted on March 30, 2012. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(9)

These stock options were granted on March 25, 2013. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(10)

These stock options were granted on March 21, 2014. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(11)

These stock options were granted on February 6, 2015. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(12)

These RSUs were granted on February 6, 2015. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(13)

These stock options were granted on May 13, 2016. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(14)

These RSUs were granted on May 13, 2016. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(15)

These stock options were granted on October 18, 2017. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(16)

These RSUs were granted on October 18, 2017. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(17)	These performance stock options were granted on October 18, 2017. These stock options vest on the grant date upon achievement of the performance conditions.
(18)

These RSUs were granted on September 4, 2018. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(19)

These stock options were granted on July 19, 2016. The options vested at a rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(20)

These stock options were granted on July 9, 2015. The options vested at a rate of 6.25% of the total option shares as of three months from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(21)

These stock options were granted on May 7, 2015. The options vested at a rate of 25% of the total as of one year from the grant date, and 6.25% of the total option shares as of the end of each three-month period thereafter.

(22)	All outstanding stock options held by Mr. Downing will expire by their terms on March 28, 2019, to the extent not exercised on or before that date.
(23)	All outstanding stock options held by Mr. Hawk would have expired by their terms on January 31, 2019, to the extent not exercised on or before that date.

2018 Option Exercises and Stock Vested Table

The following table sets forth information for the fiscal year ended December 29, 2018 with respect to the shares acquired pursuant to option exercises and shares acquired on vesting of RSUs for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anderson, James R. President & CEO(3)	0	0	0	0

Douglass, Stephen CVP R&D	0	0	0	0

Elashmawi, Esam Chief Marketing & Strategy Officer	0	0	0	0

Milstead, Byron W. Corporate VP & General Counsel	79,617	182,387	29,331	199,636

Billerbeck, Darin G. Former President & CEO	1,447,954	975,303	274,137	1,576,643

Downing, Maxwell J. Former Corporate VP and CFO	120,694	261,011	25,036	184,399

Hawk, Glen Former Interim CEO, Former Corporate VP & COO	130,000	104,631	28,800	212,668

(1)	The value realized on exercise was determined based on the difference between the fair market value on the date of exercise and the exercise price before tax withholding.
(2)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.
(3)	Mr. Anderson was appointed as President and Chief Executive Officer effective September 4, 2018.

Potential Payments upon Termination or Change-in-Control

James R. Anderson

In connection with his hiring, the Company entered into an employment agreement with Mr. Anderson effective September 4, 2018. Under the terms of the employment agreement with Mr. Anderson, in the event that his employment is terminated by the Company without Cause (as defined in the agreement) or by Mr. Anderson for Good Reason (as defined in the agreement), the Company will pay a lump sum amount equal to the officer’s then base salary, plus a pro-rata portion of his then target bonus amount. Additionally, if he elects to continue health insurance coverage under COBRA, the Company will pay the amount of his monthly premium until the earlier of 12 months after the termination date, the date he commences receiving substantially equivalent coverage in connection with new employment or the date he is no longer entitled to continuation coverage under the Company’s group health plan.

In the event that Mr. Anderson’s employment is terminated by the Company without Cause or by Mr. Anderson for Good Reason, and such termination occurs within 90 days prior to or 24 months following the change in control, then Mr. Anderson will fully vest in all his outstanding equity awards. Additionally, the Company will pay Mr. Anderson a lump sum amount equal to two times his then base salary, plus two times his then target bonus amount, plus the amount of health insurance coverage under COBRA as described earlier.

Other Named Executive Officers

The following paragraphs describe the terms of the employment agreements between the Company and each of Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Milstead that provide for payment of benefits to our named executive officers at, following, or in connection with, any termination of such named executive officer’s employment with the Company.

The Company entered into employment agreements with Ms. Luther in January 2019, with Mr. Douglass in September 2018, Mr. Elashmawi in September 2018 and Mr. Milstead in May 2008, in connection with hiring each of them or their continuing employment. Under the terms of each employment agreement with each of Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Milstead, in the event that the officer’s employment is terminated by the Company without cause (as defined in each agreement) or by the Officer for Good Reason (as defined in the agreements), the Company will pay a lump sum amount equal to the officer’s then base salary, plus a pro-rata portion of the officer’s then target bonus amount to each of Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Milstead. Additionally, if the officer elects to continue health insurance coverage under COBRA, the Company will pay the amount of the officer’s monthly premium until the earlier of 12 months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment.

In the event that the officer’s employment is terminated by the Company without cause or by the Officer for Good Reason, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then the officer will immediately fully vest in all of his or her outstanding equity awards. Additionally, the Company will pay the officer a lump sum amount equal to the officer’s then base salary, plus the officer’s then target bonus amount, plus the amount of health insurance coverage under COBRA as described earlier.

The severance benefits will be subject to the officer entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his or her termination date.

Separation Agreement with Former CEO

Upon Mr. Billerbeck’s retirement on March 16, 2018, and pursuant to a Separation Agreement dated March 12, 2018, he received $1.0 million cash severance payment, the vesting of equity awards through May 31, 2019, the vesting of 35,000 restricted stock units and reimbursement for up to 12 months of health insurance premiums. The agreement included a release of claims against the Company, and certain non-compete, non-solicitation and non-disparagement provisions that remained in effect for 12 months following his termination date.

The following table provides information regarding the amounts that would have been owed to our named executive officers who were employed by the Company at fiscal year-end if their employment with the Company had been terminated as of December 28, 2018, the last business day of our fiscal year ended December 29, 2018, and the amounts actually paid to our named executive officers whose employment terminated during the fiscal year.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)
Anderson, James R. President & CEO	Voluntary Termination	21,154	0	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	21,154	0	1,100,000	(1)	0	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	21,154	0	1,100,000	(2)	25,888	5,385,750	(3)

Douglass, Stephen CVP R&D	Voluntary Termination	12,692	233	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	12,692	233	544,500	(1)	0	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	12,692	233	544,500	(2)	25,888	1,520,830	(3)

Elashmawi, Esam Chief Marketing & Strategy Officer	Voluntary Termination	13,846	504	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	13,846	504	594,000	(1)	0	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	13,846	504	594,000	(2)	0	1,572,361	(3)

Milstead, Byron W. Corporate VP & General Counsel	Voluntary Termination	1,223	0	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	1,223	0	524,700	(1)	0	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	1,223	0	524,700	(2)	18,510	1,076,409	(3)

Billerbeck, Darin G. Former President & CEO(4)	Retirement	84,615	2,753	$1,000,000		18,824	2,387,308

Downing, Maxwell J. Former Corporate VP & CFO(5)	Voluntary Termination	—	—	—		—	—
	Terminated without Cause or Termination by Employee with Good Reason	—	—	568,333		—	—
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	—	—	—		—	—

Hawk, Glen Former Interim CEO, Former Corporate VP & COO(6)	Voluntary Termination	—	—	—		—	—
	Terminated without Cause or Termination by Employee with Good Reason	—	—	585,000		—	—
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	—	—	—		—	—

(1)

This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction due to the month of the hypothetical termination because the plan year had been completed) under the 2018 Cash Plan.

(2)	This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction) under the 2018 Cash Plan.
(3)

These amounts represent the aggregate value of the in-the-money stock options that would have become exercisable and RSUs that would have vested as a result of acceleration of vesting provided for in each executive officer’s employment agreement if, within 24 months following a change in control, the Company had terminated the executive officer without cause or if the executive officer had terminated his employment with Good Reason on December 28, 2018, the last business day of our fiscal year ended December 29, 2018. The closing price of our common stock on December 28, 2018 was $5.78.

(4)

Mr. Billerbeck retired effective March 16, 2018. The aggregate value of the in-the-money stock options that became exercisable and RSUs that vested as a result of acceleration of vesting provided for in the Separation Agreement between the Company and Mr. Billerbeck dated as of March 12, 2018 was calculated based on the closing price of our common stock on the date of his retirement.

(5)	Mr. Downing was not employed with the Company as of December 29, 2018. The amounts reported represent amounts paid to Mr. Downing in connection with his departure.
(6)	Mr. Hawk was not employed with the Company as of December 29, 2018. The amounts reported represent amounts paid to Mr. Hawk in connection with his departure.

CEO Pay Ratio

As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. James R. Anderson, our Chief Executive Officer (our “CEO”). Due to our executive transition in fiscal 2018, we had three individuals serve in the role as CEO during the year. We elected to use the annualized compensation of Mr. Anderson, our current CEO, for purposes of determining the CEO pay ratio.

•

Methodology Our median employee is the same for fiscal 2018 as it was for fiscal 2017 because there was no change to our employee population or our employee compensation arrangements that we reasonably believe would result in a significant change in the pay ratio disclosure.

•

We identified and calculated the elements of the annual total compensation of the median employee for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $74,420. The difference between such employee’s simplified total compensation and the employee’s annual total compensation represents additional compensation in the form of cash payment for peer-to-peer bonus awards and the amount of group term life insurance premiums paid by the Company.

•

Because our CEO served in that role for only a portion of our 2018 fiscal year, we calculated the fiscal 2018 annual total compensation of our CEO for purposes of the CEO pay ratio calculation based on the amount as it would be reported in the “Total” column (column (j)) of our 2018 Summary Compensation Table included in this Proxy Statement for our CEO using annualized amounts for our CEO’s (1) base salary and (2) non-equity incentive plan compensation.

For fiscal 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO), was $74,420.

•	The annualized annual total compensation of our CEO was $10,653,771.

Ratio

For 2018, based on this information, the annual total compensation, including a one-time sign on bonus and other inducement awards issued to Mr. Anderson in connection with our executive transition, our Chief Executive Officer and President, was 147.1 times that of the median of the annual total compensation of all employees. In future years, we expect the ratio to substantially decrease toward our peer group median.

Supplemental Ratio

The compensation of our CEO in fiscal 2018 included certain one-time compensation items related to the commencement of his employment with the Company: a sign-on bonus and inducement make-whole equity grants. The CEO’s total compensation for fiscal 2018 adjusted to exclude these one-time items is approximately $4,350,000. Under this methodology, the ratio of our CEO’s adjusted annual total compensation was 58 times that of the median of the annual total compensation of all employees.

DIRECTOR COMPENSATION

2018 Director Compensation Table

The following table sets forth information concerning compensation of our non-employee directors for the fiscal year ended December 29, 2018.

Name	Fees Earned in Cash ($)		Stock Awards ($)(9)	Total ($)
Richardson, D. Jeffrey	97,500	(1)	101,671	199,171
Abrams, Robin A.	67,500	(2)	101,671	169,171
Beattie, Brian M.	70,000	(3)	101,671	171,671
Bourgoin, John	76,250	(4)	101,671	177,921
Jensen, Mark E.	95,000	(5)	101,671	196,671
Lederer, James P.	48,750	(6)	—	48,750
Major, John E.	37,500	(7)	—	37,500
Rangasayee, Krishna	41,250	(8)	—	41,250
Herb, Rob	41,250	(10)	94,236	135,486
Weber, Fred	22,917	(11)	94,236	117,153

(1)

Includes a $17,500 retainer for serving as chair of the board since May 2018, a $45,000 retainer for serving as a member of the board of directors, a $20,000 retainer for serving as a member of the strategic alternatives committee, a $10,000 retainer for service as a member of the audit committee, and a $5,000 retainer for serving as a member of the nominating and governance committee.

(2)

Includes a $10,000 retainer for serving as chair of the nominating and governance committee, a $5,833 retainer for serving as a member of the compensation committee for a partial year, a $1,667 retainer for serving as an audit committee observer for a partial year, and a $45,000 retainer for serving as a member of the board of directors.

(3)

Includes a $10,000 retainer for serving as a member of the audit committee, a $15,000 retainer for serving as a member of the strategic alternatives committee and a $45,000 retainer for serving as a member of the board of directors.

(4)

Includes a $12,500 retainer for serving as chair of the board until May 2018, $15,000 retainer for serving as the chair of the compensation committee, and a $45,000 retainer for serving as a member of the board of directors.

(5)

Includes a $20,000 retainer for serving as the chair of the audit committee, a $10,000 retainer for serving as a member of the audit committee, a $20,000 retainer for serving as a member of the strategic alternatives committee, and a $45,000 retainer for serving as a member of the board of directors.

(6)

Includes a $7,500 retainer for serving as a member of the audit committee, a $7,500 retainer for serving as a member of the compensation committee, and a $33,750 retainer for serving as a member of the board of directors, each for a partial year.

(7)	Includes a $3,750 retainer for serving as a member of the nominating and governance committee and a $33,750 retainer for serving as a member of the board of directors, each for a partial year.
(8)	Includes a $7,500 retainer for serving as a member of the compensation committee and a $33,750 retainer for serving as a member of the board of directors, each for a partial year.
(9)

The amounts provided in this column represent the full grant date fair value of the restricted stock unit awards (Messrs. Bourgoin, Beattie, Jensen, Richardson, Herb, Weber and Ms. Abrams) granted pursuant to our 2011 Non-Employee Director Equity Incentive Plan to each director and former director in the fiscal year ended December 29, 2018, determined in accordance with ASC 718. The aggregate number of unvested RSU awards outstanding under our 2001 Outside Directors’ Stock Option Plan or our 2011 Non-Employee Director Equity Incentive Plan for each director as of the Company’s fiscal year end, December 29, 2018, is as follows: Ms. Abrams 22,263, Mr. Beattie 22,263, Mr. Bourgoin 22,263, Mr. Herb 0, Mr. Jensen 22,263], Mr. Lederer 22,263 Mr. Major 22,263, Mr. Rangasayee 22,263,

Mr. Richardson 22,263 and Mr. Weber 0. In prior years, directors received stock options under our 2001 Outside Directors’ Stock Option Plan or our 2011 Non-Employee Director Equity Incentive Plan. The aggregate number of option awards outstanding for each director as of the Company’s fiscal year end, December 29, 2018, is as follows: Ms. Abrams 0, Mr. Bourgoin 0, Mr. Beattie 22,914, Mr. Herb 0, Mr. Jensen 0, Mr. Lederer 65,756, Mr. Major 65,756, Mr. Rangasayee 65,756, Mr. Richardson 0, and Mr. Weber 0
(10)

Includes a $6,250 retainer for serving as chair of the compensation committee, a $4,167 retainer for serving as a member of the compensation committee, a $2,083 retainer for serving as a member of the nominating and governance committee, and a $18,750 retainer for serving as a member of the board of directors, each for a partial year.

(11)	Includes a $4,167 retainer for serving as a member of the compensation committee and a $18,750 retainer for serving as a member of the board of directors, each for a partial year.

Narrative Discussion to 2018 Director Compensation Table

The Company compensates its non-employee directors with cash retainers and equity grants. The cash retainers are comprised of annual retainers for service on the board of directors and its standing committees. Each director receives a cash retainer of $45,000 per year for service on the board of directors, the chairperson of the board of directors receives an annual retainer of $30,000, and the chairpersons of the audit, compensation, nominating and governance committees receive annual retainers of $20,000, $15,000 and $15,000, respectively. Committee members receive annual retainers of $20,000 for the strategic alternatives committee, $10,000 for the audit and compensation committees, and $5,000 for the nominating and governance committee.

RSU and option grants were awarded in 2018 to our non-employee directors under the Company’s 2011 Non-Employee Director Equity Incentive Plan. Outside directors receive an initial grant of stock options valued at $150,000 on the date of the director’s election or appointment to the board of directors. The first grant becomes exercisable in installments cumulatively with respect to 1/3 of the optioned stock on each of the first three anniversaries of the grant date thereafter, so that 100% of the optioned stock shall be exercisable on the third anniversary of the date of grant, provided that the director continues to serve as a director on such dates. The options have a term of ten years. Directors also automatically receive an RSU award at the board of directors meeting following each annual meeting of stockholders for a number of shares of common stock determined by dividing $120,000 by the fair market value of a share of the common stock on the grant date, which grants shall vest and become payable with respect to 100% of the RSUs on the first anniversary of the grant date, provided that the director continues to serve as a director on such dates. In the event of a change in control, unvested RSUs and options held by our non-employee directors generally become vested and exercisable or payable in full effective immediately prior to the change in control.

In November 2018, the board of directors approved a cap on the annual compensation of non-employee directors of $500,000 per director. Additionally, beginning in 2019, the Company’s automatic equity grant program for non-employee directors will eliminate the grant of stock options to new directors and instead provide them a grant of restricted stock units having the same value as the continuing grant to non-employee directors but prorated based on the month the new director joins the board of directors, and the value of this annual RSU grant will be increased to $130,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during 2018 were Mr. Bourgoin, Ms. Abrams, Mr. Lederer, and Mr. Rangasayee. None of the members of the committee was or is one of our officers or employees, nor has any member of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this proxy statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 and this proxy statement for the 2019 annual meeting of stockholders.

Compensation Committee

John Bourgoin, Chair

Robin A. Abrams

James P. Lederer

Krishna Rangasayee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s published Code of Conduct provides that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

Under the Company’s Code of Conduct, if a related party transaction is to be entered into, it must be fully disclosed to the chief financial officer in advance, and if determined to be material by the Chief Financial Officer, the transaction must be reviewed and approved in advance by the audit committee of the board of directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the audit committee.

Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.

In addition, the Company’s published Director Code of Ethics provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and pre-approval of the chair of the nominating and governance committee (or other member of the nominating and governance committee, if the director in question is the chair). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the nominating and governance committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2019 (except as otherwise indicated), information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each nominee, (iii) each current director and named executive officer, and (iv) all current directors and executive officers as a group. The address for each of our executive officers and directors or nominees is 5555 NE Moore Court, Hillsboro, Oregon 97124

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	17,653,876	(2)	13.39%

Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	13,697,604	(3)	10.39%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	12,080,837	(4)	9.16%

NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	5,745,967	(5)	6.19%

Lion Point Master, LP 250 West 55th Street, 33rd Floor New York, New York 10019	7,664,095	(6)	5.81%

BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	8,160,753	(7)	4.36%

James R. Anderson, Director, President & CEO	10,000	(8)	*

Robin A. Abrams, Director	220,680	(9)	*

Brian Beattie, Director	85,384	(10)	*

John Bourgoin, Director	220,680	(11)	*

Mark E. Jensen, Director	183,697	(12)	*

James Lederer	44,182	(13)	*

John Major	44,182	(14)	*

Krishna Rangasayee	44,182	(15)	*

D. Jeffrey Richardson, Director	124,251	(16)	*

Sherri Luther, Corporate Vice President & CFO	0		*

Steve Douglass, Corporate Vice President Research & Development	0		*

Esam Elashmawi, Chief Marketing and Strategy Officer	20,000	(17)	*

Byron W. Milstead, Corporate Vice President & General Counsel	24,655	(18)	*

Billerbeck, Darin G., Former President & CEO	0		*

Downing, Maxwell J., Former CVP and CFO	0		*

Hawk, Glen, Former Interim CEO, Former CVP and COO	0		*

All directors and executive officers as a group (13 persons)	1,021,893	(19)	*

*	Less than one percent.
(1)	Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.
(2)

Based solely on information contained in a Schedule 13G/A which was jointly filed on February 14, 2019 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. According to this Schedule 13/A, T. Rowe Price Associates, Inc. possessed sole voting power over 3,044,590 shares and sole dispositive power over 17,653,876 shares, and T. Rowe Price Small-Cap Stock Fund, Inc. possessed sole voting power over 7,283,060 shares.

(3)

Based solely on information contained in a Schedule 13G/A which was jointly filed on January 10, 2019 by Ameriprise Financial, Inc., and its affiliates, Columbia Management Investment Advisers, LLC, and Columbia Seligman Communications & Information Fund. According to this Schedule 13G/A, Ameriprise Financial, Inc. possessed shared voting power over 13,409,534 shares and shared dispositive power over 13,697,604 shares, Columbia Management Investment Advisers, LLC possessed shared voting power over 13,409,534 shares and shared dispositive power over 13,689,722 shares, and Columbia Seligman Communications & Information Fund possessed sole voting and shared dispositive power over 8,995,392 shares.

(4)

Based solely on information contained in a Schedule 13 G/A filed on February 12, 2019 by The Vanguard Group, which reported sole voting power as to 244,468 shares, shared voting power as to 8,089 shares, sole dispositive power as to 11,840,091 shares, and shared dispositive power as to 240,746 shares.

(5)	Based solely on information contained in a Schedule 13G/A filed on April 10, 2018 by NWQ Investment Management Company, LLC, which reported sole voting and dispositive power as to 5,745,967 shares.
(6)

Based solely on information contained in a Schedule 13D which was jointly filed on February 5, 2018, as amended by Schedule 13D/A which was jointly filed on March 9, 2018 by Lion Point Master, LP, Lion Point Capital GP, LLC, Lion Point Capital, LP, Lion Point Holdings GP, LLC, Didric Cederholm, and Jim Freeman.

(7)

Based solely on information contained in a Schedule 13G/A filed on February 6, 2019 by BlackRock, Inc., which reported sole voting power as to 7,915,246 shares and sole dispositive power as to 8,160,753 shares.

(8)	Includes 0 shares exercisable under options and 0 RSUs vesting within 60 days of March 8, 2019.
(9)	Includes 22,263 RSUs vesting within 60 days of March 8, 2019.
(10)	Includes 22,263 RSUs vesting within 60 days of March 8, 2019.
(11)	Includes 22,263 RSUs vesting within 60 days of March 8, 2019.
(12)	Includes 22,263 RSUs vesting within 60 days of March 8, 2019.
(13)	Includes 21,919 shares exercisable under options and 22,263 RSUs vesting within 60 days of March 8, 2019.
(14)	Includes 21,919 shares exercisable under options and 22,263 RSUs vesting within 60 days of March 8, 2019.
(15)	Includes 21,919 shares exercisable under options and 22,263 RSUs vesting within 60 days of March 8, 2019.
(16)	Includes 53,918 shares exercisable under options and 22,263 RSUs vesting within 60 days of March 8, 2019.
(17)	Includes 0 shares exercisable under options and 0 RSUs vesting within 60 days of March 8, 2019.
(18)

Includes 3,679 shares exercisable under options and 3,165 RSUs vesting within 60 days of March 8, 2019. Mr. Milstead disclaims beneficial ownership of 10,519 shares exercisable under options constructively transferred by Mr. Milstead to his former spouse pursuant to a judgment of dissolution of marriage.

(19)

The number of shares beneficially owned by all of our current directors and executive officers as a group includes 123,354 shares exercisable under options and 178,104 RSUs vesting within 60 days of March 8, 2019.

Equity Compensation Plan Information

The following table summarizes information, as of December 29, 2018, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(in thousands except per share amounts)
Equity compensation plans:
Approved by security holders	11,028	(1)	$5.94	(2)	7,637	(3)
Not approved by security holders	0		0		0

Total(4)	11,028		$5.94		7,637

(1)

Consists of shares of our common stock issuable upon exercise of options or payment of RSUs granted under the 1996 Stock Incentive Plan, the 2001 Stock Plan, the 2013 Incentive Plan, the 2001 Outside Directors’ Stock Option Plan and the 2011 Non-Employee Director Equity Incentive Plan, or assumed by us in connection with mergers and acquisitions. As of December 29, 2018, 78,672 shares of our common stock were issuable upon exercise or vesting of those assumed options and RSUs. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 2012 Employee Stock Purchase Plan.

(2)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our 2012 Employee Stock Purchase Plan.

(3)

Includes approximately 1,556,698 shares reserved for issuance under our 2012 Employee Stock Purchase Plan, which provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the six-month offering period or a purchase date applicable to such offering period, whichever is lower. Also includes approximately 4,888,190 shares reserved for issuance under our 2013 Incentive Plan, which may be granted pursuant to stock options, stock appreciation rights, stock awards or restricted stock or units. Also includes approximately 317,925 shares reserved for issuance under our 2011 Non-Employee Director Equity Incentive Plan, which may be granted pursuant to stock options, restricted stock, or restricted stock units. Does not include the additional shares to be reserved for issuance under our amended 2013 Incentive Plan or our amended 2011 Non-Employee Director Equity Incentive Plan for which we are requesting stockholder approval pursuant to Proposal 3 and Proposal 4, respectively.

(4)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our 2012 Employee Stock Purchase Plan.

(5)

The table above shows our outstanding equity awards as of fiscal year end 2018. The weighted-average exercise price for outstanding options assumed by us in connection with mergers and acquisitions is $4.30 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on

Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal 2018, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 3: APPROVAL OF THE AMENDED LATTICE SEMICONDUCTOR CORPORATION

2013 INCENTIVE PLAN

We are seeking stockholder approval of our amended 2013 Incentive Plan.

Subject to stockholder approval and upon recommendation of the compensation committee, our board of directors recently amended the 2013 Incentive Plan, to increase by 6,500,000 shares (from 18,640,000 shares to 25,140,000 shares) the number of shares of our common stock available for issuance under the 2013 Incentive Plan, and to eliminate a redundant limitation on our ability to grant full value awards in light of the fungible share limit that already provides that these awards count against the numerical limits of the plan on a 2.2-to-1 basis.

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the board of directors believes that we will need an additional 6,500,000 new shares to be available under the 2013 Incentive Plan. As of March 8, 2019, we had 3,722,759 shares available under the 2013 Incentive Plan and 131,849,678 shares of our common stock outstanding. The additional shares to be authorized for issuance under the 2013 Incentive Plan represent approximately 4.93% of our outstanding shares of common stock. Although the additional 6,500,000 new shares to be available under the 2013 Incentive Plan will increase the potential dilution to stockholders represented by Lattice’s equity compensation programs, our board of directors and compensation committee believe that the potential dilution represented by our equity compensation programs and the new shares to be authorized for issuance under the 2013 Incentive Plan is reasonable and below norms for our industry, and that our equity compensation programs are well-managed.

We anticipate the additional shares for which we are seeking stockholder approval will be sufficient for our equity compensation program through fiscal year 2020, and that we will need to seek stockholder approval for additional shares at our annual stockholders meeting in 2020 as our annual stockholders meeting are typically held during the second quarter of each fiscal year.

If stockholders do not approve the amended 2013 Incentive Plan, the amendment to the 2013 Incentive Plan previously approved by the board of directors will not become effective and the remaining shares available for issuance under the 2013 Incentive Plan will remain available for new grants until awards have been granted covering all the shares authorized for issuance under the 2013 Incentive Plan or it is terminated by our board of directors.

As of March 8, 2019, 3,722,759 shares were reserved and available for issuance under the 2013 Incentive Plan, not including the additional 6,500,000 new shares added to the 2013 Incentive Plan pursuant to the amendments recently approved by the Company’s board of directors and subject to stockholder approval, In addition shares that are subject to outstanding awards under the 2013 Incentive Plan or the Company’s 1996 Stock Incentive Plan that are forfeited or canceled or expire can be reused under the 2013 Incentive Plan. For more information regarding the shares of our common stock that may be issued under our existing equity compensation plans please refer to the information set forth in this proxy statement under the “Equity Compensation Plan Information” subheading starting on page 41.

Under applicable rules of the Nasdaq Stock Market, we are required to obtain stockholder approval of the amended 2013 Incentive Plan. In addition, stockholder approval of the amended 2013 Incentive Plan is necessary to provide the compensation committee with the flexibility to grant incentive stock options to employees under the amended 2013 Incentive Plan. See “U.S. Federal Income Tax Information” below for more information about these issues.

The principal features of the amended 2013 Incentive Plan are summarized below. This summary does not contain all information about the amended 2013 Incentive Plan. A copy of the complete text of the amended 2013 Incentive Plan is included as Annex A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the amended 2013 Incentive Plan.

Description of the Amended 2013 Incentive Plan

Purpose. The purpose of the 2013 Incentive Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in Lattice and to align their interests and efforts to the long-term interests of our stockholders. The 2013 Incentive Plan would also allow us to provide the same opportunity to consultants, agents, advisors and independent contractors.

Administration. The compensation committee will administer the 2013 Incentive Plan. The board of directors or the compensation committee may delegate authority to approve awards under the 2013 Incentive Plan in accordance with its terms. References to the “committee” in this Proposal 3 are, as applicable, to the compensation committee, the board of directors or other delegate, including an officer of Lattice authorized by the board of directors or compensation committee to make grants to certain eligible employees of Lattice.

Eligibility. Awards may be granted under the 2013 Incentive Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of Lattice and its subsidiaries and affiliates. As of March 8, 2019, approximately 735 employees, executive officers, and zero non-employee directors were eligible to receive awards under the 2013 Incentive Plan.

Number of Shares. The number of shares of common stock authorized for issuance under the 2013 Incentive Plan is 25,340,000 shares. In addition, the shares underlying awards that are currently subject to outstanding awards under the 1996 Stock Incentive Plan and the 2013 Incentive Plan that are forfeited or canceled or expired can be reused under the 2013 Incentive Plan. Any shares of our common stock subject to awards other than stock options or SARs will count against the numerical limits of the plan as 2.2 shares of our common stock for every one share of common stock subject to the award.

The following shares will also become available again for issuance under the 2013 Incentive Plan:

•	shares subject to awards granted under the 2013 Incentive Plan that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards granted under the 2013 Incentive Plan that are subsequently forfeited to or otherwise reacquired by us; and

•	shares related to an award granted under the 2013 Incentive Plan that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Shares subject to an award granted under the 2013 Incentive Plan that are tendered or withheld in payment of purchase price or tax withholding obligations will not become available again for issuance under the 2013 Incentive Plan.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2013 Incentive Plan.

Minimum Vesting for Full Value Awards. The maximum number of shares that may be issued pursuant to full value awards granted under the Plan, which includes all awards other than awards of options or stock appreciation rights, without specified minimum vesting conditions is 5% of the aggregate maximum number of shares authorized under the 2013 Incentive Plan.

Adjustments. If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2013 Incentive Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m), (d) issuable as full value awards, and (e) subject to any outstanding award, including the per share price of such securities.

Types of Awards. The 2013 Incentive Plan permits the grant of any or all of the following types of awards.

Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or non-qualified stock options. The committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2013 Incentive Plan must be at least 100% of the fair market value of the common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. At the time of grant, the committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed seven years. Unless the committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock.

Stock Appreciation Rights (SARs). The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2013 Incentive Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than seven years, and the term of a tandem SAR will not exceed the term of the related option.

Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of common stock, or awards designated in units of common stock, under the 2013 Incentive Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service or the achievement of specified performance criteria, as determined by the committee.

Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the committee.

Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2013 Incentive Plan and any other terms and conditions determined by the committee.

Minimum Vesting Requirements. The committee’s ability to grant awards under the 2013 Incentive Plan that do not comply with specified minimum vesting requirements is capped at 5% of the aggregate maximum number of shares authorized for issuance under the 2013 Incentive Plan. The 2013 Incentive Plan provides for minimum vesting requirements of three years for vesting based solely on continuous employment or services and one year for vesting based on other factors (except if accelerated pursuant to a change in control or in the event of a termination of service).

Limitation on Acceleration of Vesting. The committee ability to accelerate vesting of an award or otherwise waive or lapse any restriction on an award is subject to the minimum vesting requirement, other than in connection with a participant’s death or disability, or a change of control. The committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability.

Repricing. The 2013 Incentive Plan prohibits the committee, without stockholder approval, from lowering the exercise or grant price of an option after it is granted, except in connection with adjustments provided under the 2013 Incentive Plan, taking any other action that is treated as a repricing under generally accepted accounting principles, canceling an option at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award, or issuing an option or stock appreciation right or amending an outstanding option or stock appreciation right to provide for the grant or issuance of a new option or stock appreciation right on exercise of the original option or stock appreciation right.

Limitation on Size of Awards. Subject to certain adjustments, participants may not be granted awards, other than performance units, for more than 2,000,000 shares of common stock in any calendar year, except that additional awards for up to 2,000,000 shares may be granted to newly hired or promoted individuals in any calendar year. The maximum dollar value payable to any participant with respect to performance units or other awards under the 2013 Incentive Plan that are payable in cash cannot exceed $10,000,000 in any calendar year.

No Payment of Dividends on Unvested Awards. The 2013 Incentive Plan prohibits the committee from providing that holders of awards granted under the 2013 Incentive Plan will receive payment of dividends with respect to unvested awards while such awards remain unvested. The committee may provide that dividends will accrue during the period that an award is unvested and holders will receive payment of accrued dividends upon vesting of the award.

Performance Goals and Criteria. The committee may select performance goals for awards granted under the 2013 Incentive Plan based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to stockholders for the applicable year, acquisitions or divestitures, foreign exchange gains and losses, and gains and losses on asset sales.

Change of Control. Under the 2013 Incentive Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•

If awards that are subject to vesting based on continued employment or service will not be converted, assumed or replaced by a successor company pursuant to the change of control, then such awards will become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions will lapse, effective immediately prior to the change of control and then terminate at the effective time of the change of control.

•

All unearned performance shares, performance units and other outstanding awards that are subject to vesting based on the achievement of specified performance goals will be prorated and will be paid in accordance with the payout schedule for the award.

•	In the event of certain reorganizations, mergers or consolidations, the committee may, in its discretion, instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change of Control. Unless the committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of Lattice entitled to vote generally in the election of directors (excluding generally any acquisition directly from Lattice, any acquisition by Lattice, any acquisition by any employee benefit plan of Lattice or an affiliate, or the completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Lattice pursuant to which specific requirements are met);

•

a change in the composition of the board of directors with the result that the incumbent board members cease to constitute at least a majority of the board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board); or

•	completion of specified reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of Lattice.

Amendment and Termination. The board of directors or the committee may amend the 2013 Incentive Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the 2013 Incentive Plan, then to the extent so required, stockholder approval will be obtained. The board of directors or the committee may also suspend or terminate all or any portion of the 2013 Incentive Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the board of directors or the committee, the 2013 Incentive Plan will terminate ten years after the date of the initial stockholder approval of the 2013 Incentive Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2013 Incentive Plan generally applicable to us and to participants in the 2013 Incentive Plan who are subject to U.S. federal taxes. The summary is based on the applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Non-qualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a non-qualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2013 Incentive Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2013 Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2013 Incentive Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, directors and consultants under the 2013 Incentive Plan are made at the discretion of the committee. Therefore, the benefits and amounts that will be received or allocated under the 2013 Incentive Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2018 Grants of Plan-Based Awards Table” above. Grants made to our non-employee directors in the last fiscal year are described in the “2018 Director Compensation Table” section above. As of March 8, 2019, the closing sales price of a share of common stock as reported on the Nasdaq Stock Market was $12.55 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED LATTICE SEMICONDUCTOR CORPORATION 2013 INCENTIVE PLAN.

PROPOSAL 4: APPROVAL OF THE AMENDED LATTICE SEMICONDUCTOR CORPORATION

2011 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

We are seeking stockholder approval of our amended 2011 Non-Employee Director Equity Incentive Plan, which we refer to as the Amended Director Plan. Our board of directors recently amended the 2011 Non-Employee Director Equity Incentive Plan, upon recommendation of its compensation committee and subject to stockholder approval, to increase by 200,000 shares (from 2,010,000 shares to 2,210,000 shares) the number of shares of our common stock available for issuance under the Amended Director Plan, and to eliminate the ability of the board of directors to grant awards under the Amended Director Plan that vest based on the achievement of any performance goals.

As of March 8, 2019, the additional shares to be authorized for issuance under the Amended Director Plan represent approximately 0.15% of our outstanding shares of common stock. While authorizing these additional shares for issuance under the Amended Director Plan will increase the potential dilution represented by Lattice’s equity compensation program for non-employee members of our board of directors, our board of directors and compensation committee believe that the potential dilution is reasonable.

We anticipate the additional shares for which we are seeking stockholder approval will be sufficient for our equity compensation program for non-employee members of our board of directors through fiscal year 2021, and that we will need to seek stockholder approval for additional shares at our annual stockholders meeting in 2021.

If the stockholders approve the Amended Director Plan, in addition to the 200,000 new shares authorized for issuance under the Amended Director Plan, the shares that are subject to outstanding awards under the 2011 Non-Employee Director Equity Incentive Plan that are forfeited or canceled or expire can be reused under the Amended Director Plan. For information regarding the shares of our common stock that may be issued under our existing equity compensation plans as of December 29, 2018, please refer to the information set forth in this proxy statement under the “Equity Compensation Plan Information” subheading starting on page 41.

If stockholders do not approve the Amended Director Plan, the amendment to the Amended Director Plan will not become effective and the remaining shares available for issuance under the 2011 Non-Employee Director Equity Incentive Plan will remain available for new grants until awards have been granted covering all the shares authorized for issuance under the 2011 Non-Employee Director Equity Incentive Plan or it is terminated by our board of directors.

The summary description of the amendment to the Amended Director Plan provided above and of the material terms of the Amended Director Plan provided below are not intended to be a complete description of the Amended Director Plan. A copy of the complete text of the Amended Director Plan is included as Annex B to this proxy statement, and the following description is qualified in its entirety by reference to the text of the Amended Director Plan.

Description of the Amended 2011 Non-Employee Director Equity Incentive Plan

Purpose. The purpose of the Amended Director Plan is to attract, retain and motivate non-employee members of our board of directors by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

Administration. Our board of directors will administer the Amended Director Plan.

Eligibility. Awards may be granted under the Amended Director Plan to non-employee directors of the Company selected by the board of directors. As of March 8, 2019, eight non-employee directors were eligible to receive awards under the Amended Director Plan.

Number of Shares. The number of shares of common stock authorized for issuance under the Amended Director Plan is 2,210,000 shares. Shares to be issued under the Amended Director Plan will be drawn from authorized and unissued shares or shares then held or subsequently acquired by the Company as treasury shares. If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the board will make proportional adjustments to the maximum number and kind of securities available for issuance under the Amended Director Plan and subject to any outstanding award under the Amended Director Plan, including the per share price of such securities.

Types of Awards. The Amended Director Plan permits the grant of any or all of the following types of awards:

Stock Options. The board of directors may grant nonqualified stock options under the Amended Director Plan on the terms and conditions as determined by the board, except that the exercise price of stock options granted under the Amended Director Plan must generally be at least 100% of the fair market value of the common stock on the date of grant and the term of a stock option cannot exceed ten years. Unless the board otherwise determines, fair market value means, as of a given date, the closing price of our common stock.

Stock Appreciation Rights (SARs). The board may grant SARs under the Amended Director Plan. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. The term of a stand-alone SAR cannot be more than ten years.

Stock Awards, Restricted Stock and Stock Units. The board may grant awards of shares of common stock, or awards designated in units of common stock, under the Amended Director Plan. These awards may be made subject to repurchase or forfeiture restrictions at the board’s discretion. The restrictions may be based on continuous service with us or other criteria, as determined by the board.

Other Stock Based Awards. The board may grant other incentives payable in shares of common stock, subject to the terms of the Amended Director Plan and any other terms and conditions determined by the board.

No Performance Vesting. The board may not grant awards under the Amended Director Plan that vest based on the achievement of performance goals.

Repricing. The Amended Director Plan prohibits the board, without stockholder approval, from lowering the price of an option after it is granted, except in connection with adjustments provided under the Amended Director Plan, taking any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price exceeds the fair market value of the underlying stock, in exchange for cash, another option, restricted stock or units, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

Change in Control. Under the Amended Director Plan, unless otherwise provided in the instrument evidencing an award or in a written services or other agreement between the participant and us, in the event of a change of control:

•

In the event of a change in control, all awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change in control and the awards will terminate at the effective time of the change of control.

•	In the event of certain reorganizations, mergers or consolidations, the committee may, in its discretion, instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change in Control. Unless the board determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written services or other agreement between a participant and us, a change in control of the Company generally means the occurrence of any of the following events:

•

An acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate), or the completion of a reorganization, merger or consolidation, a sale of all of the Company’s outstanding shares, or sale or other disposition of all or substantially all of the assets of the Company (pursuant to which specific requirements are met);

•

A change in the composition of the board such that the individuals who, as of the effective date of the Amended Director Plan, constitute the board cease for any reason to constitute at least a majority of the board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board); or

•	Completion of specified reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company.

Limitation on Director Compensation. Subject to adjustment as provided in the Plan, the aggregate value of compensation paid or awarded to non-employee directors in any fiscal year period, including amounts to be paid in cash and the grant date fair value as determined for financial accounting purposes of Awards granted under the Plan, may not exceed $500,000.

Amendment and Termination. The board of directors may amend the Amended Director Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the Amended Director Plan, then to the extent so required, stockholder approval will be obtained. The board may also suspend or terminate all or any portion of the Amended Director Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the board, the Amended Director Plan will terminate ten years after the date of stockholder approval of the Amended Director Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended Director Plan generally applicable to us and to participants in the Amended Director Plan who are subject to U.S. federal taxes. The summary is based on applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price. Special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the Amended Director Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Plan Benefits

All awards to non-employee directors under the Amended Director Plan are made at the discretion of the board. Therefore, the benefits and amounts that will be received or allocated under the Amended Director Plan are not determinable at this time. However, please refer to the description of grants made to our non-employee directors in the last fiscal year, which are described in this proxy statement under the “2018 Director

Compensation Table” subheading starting on page 41. The closing price of our common stock, as reported on the Nasdaq Stock Market on March 8, 2019, was $12.55 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED LATTICE SEMICONDUCTOR CORPORATION 2011 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The audit committee has approved the appointment of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm for the fiscal year ending December 28, 2019, subject to ratification of the appointment by the stockholders. Although ratification is not legally required, we are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our current fiscal year in the interest of good corporate governance.

Audit and Related Fees

Under its charter, the audit committee reviewed and pre-approved all audit and permissible non-audit services performed by KPMG. The audit committee also reviewed and pre-approved the proposed fees to be charged by KPMG for such services, and ratified any increase in fees resulting from an increase in the scope of work to be performed. In its review of non-audit services, the audit committee considered whether the provision of such services was compatible with maintaining the independence of KPMG. The following table sets forth the fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for fiscal years 2018 and 2017, and fees billed for other services rendered by KPMG during those periods.

	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$1,401,900	$1,888,500
Tax Fees(2)	36,000	14,000

Total fees	$1,437,900	$1,892,500

(1)

For fiscal 2018 and 2017, this category includes fees for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC and for statutory audits of certain of our international subsidiaries.

(2)	This category includes fees billed for tax compliance, tax planning and tax advice.

The audit committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the audit committee has the sole authority to approve the hiring and firing of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.

The audit committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for the fiscal year ending December 28, 2019, the Audit Committee carefully considered that firm’s qualifications and performance during fiscal 2018.

Representatives of KPMG have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The proposal to ratify the appointment of KPMG requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain KPMG.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 28, 2019.

ANNUAL REPORT

Our 2018 Annual Report to Stockholders was provided to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 8, 2019, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on February 26, 2019, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

OTHER BUSINESS

The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies. The Company may also engage the services of a third-party firm to aid in the solicitation of proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than November 23, 2019. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)	not earlier than the close of business on November 23, 2019, and

(2)	not later than the close of business on December 22, 2019.

If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Notice of Internet Availability of Proxy Materials) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, or you may contact the Secretary at (503) 268-8000 or by sending an email message to byron.milstead@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number or e-mail address to request delivery of a single copy of these materials.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please vote your shares as soon as possible. You can vote your shares over the internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.

By Order of the Board of Directors

Byron W. Milstead

Secretary

Hillsboro, Oregon

March 22, 2019

ANNEX A

LATTICE SEMICONDUCTOR CORPORATION

2013 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Lattice Semiconductor Corporation 2013 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

(a) The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(b) Notwithstanding the foregoing, the Board or Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, including limitations with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act or pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.

(c) All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2 Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules, regulations and sub-plans as it shall deem appropriate for the proper administration and operation of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award; (iii) take any other action that is treated as a repricing under generally accepted accounting principles, or (iv) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a) 25,140,000 shares; plus

(b) (i) any authorized shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 1996 Stock Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside and reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares) shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 8,699,550 shares pursuant to clauses (i) and (ii) of this paragraph (b).

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage

(a) Any shares of Common Stock subject to Stock Awards, Restricted Stock, Stock Units, Performance Shares and Performance Units shall count against the numerical limits of Section 4.1 as 2.2 shares of Common

Stock for every one share of Common Stock subject thereto. If any such Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company and would otherwise return to the Plan pursuant to Section 4.2(b), 2.2 times the number of shares of Common Stock covered by such Award shall return to the Plan and shall again be available for issuance.

(b) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, is settled in cash in lieu of shares of Common Stock, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. covered by an Award that is settled in such a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall again be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award. Notwithstanding the foregoing, any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise or purchase price of an Award, or to satisfy tax withholding obligations in connection with an Award, shall not again be available for Awards under the Plan.

(c) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d) Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s stockholders, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of securities of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(e) Notwithstanding any other provision of this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3 Limitations

Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan that either (a) contain no restrictions or restrictions based solely on continuous employment or services over fewer than three years (except if accelerated pursuant to a Change in Control or in the event of a Termination of Service) or (b) vest over less than one year (except if accelerated pursuant to a Change in Control or in the event of a Termination of Service) based on factors other than solely continuous employment or services shall not exceed 5% of the aggregate maximum number of shares specified in Section 4.1. In addition, if and to the extent the Committee accelerates vesting or exercisability of an Award or otherwise acts to waive or lapse any restriction on an Award, other than in connection with a Participant’s death, Disability or Retirement or a Change of Control, the shares covered by such Committee action shall similarly count towards the 5% limitation described in this Section 4.3. The Committee may not waive the achievement of performance goals related to an Award except in the case of a participant’s death or Disability. Awards granted to any Participant under the Plan shall also be subject to the size limitations described in Section 16.3(a).

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders and (ii) comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, no Participant shall be paid amounts with respect to dividends or dividend equivalents credited with respect to unvested Awards while such Awards remain unvested.

SECTION 7. OPTIONS

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be seven years from the Grant Date.

7.4 Exercise of Options

(a) The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of a Nonqualified Stock Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6 Effect of Termination of Service

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date or (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion, which longer period shall not be more than two months beyond the aforementioned three months) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code) Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the shareholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option (a “tandem SAR”) or alone (a “freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be seven years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3 Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3 Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Units under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1 Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2 Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

13.1 Payment of Tax Withholding and Other Obligations

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award or any other taxable or tax withholding event related to an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

13.2 Payment Methods

The Committee, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by one or a combination of any of the following: (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company, or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (v) selling shares of Common Stock issued under an Award on the open market or to the Company, or (vi) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations. The value of the shares so withheld or tendered may not exceed the employer’s applicable minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent, at the discretion of the Committee, the instrument evidencing the Award permits the Participant to designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Section 16.3; (iv) the maximum number and kind of securities set forth in Section 4.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards that are subject to vesting based on continued employment or service with the Company or a Related Company shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such

Awards shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals and that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be prorated and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d) For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4 Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.7 Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1 Performance Criteria

(a) If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

(b) Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2 Compensation Committee Certification; Adjustment of Awards

(a) After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 16 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 16.

(b) Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3 Limitations

(a) Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 2,000,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 2,000,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $10,000,000.

(b) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1 Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall automatically terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions.

17.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) The inability of the Company or impracticability for the Company, as determined by the Committee in its sole discretion, to obtain or maintain approval from any regulatory body having jurisdiction or to comply with applicable requirements, which approval and compliance are deemed by the Company’s counsel to be necessary to the lawful issuance, delivery, and sale of any shares of Common Stock, shall relieve the Company of any liability in respect of the failure to issue, deliver, or sell such shares as to which the requisite approval has not been obtained or as to which any necessary requirements are not met.

(d) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3 Indemnification

(a) Each person who is or shall have been a member of the Board, the Compensation Committee, or a committee of the Board or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4 No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or an Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5 Compliance with Laws and Regulations

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise.

To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(c) Also notwithstanding any other provision of the Plan to the contrary, the Board or the Compensation Committee shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board or the Compensation Committee deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

18.6 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, sub-plans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, whether located in the United States or a foreign jurisdiction.

SECTION 19. EFFECTIVE DATE

The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”).

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the number of then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Lattice Semiconductor Corporation, a Delaware corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own,

directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in the definition of “Change in Control.”

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Lattice Semiconductor Corporation 2013 Incentive Plan.

“Prior Plan” has the meaning set forth in Section 4.1(c).

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company, as determined by the Committee in its sole discretion.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit,” including a Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service,” unless the Committee determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

ANNEX B

LATTICE SEMICONDUCTOR CORPORATION

2011 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan is to attract, retain and motivate directors of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

The Plan shall be administered by the Board.

3.2 Administration and Interpretation by Board

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Board shall have full power and exclusive authority to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Board deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Board have the right, without stockholder approval, to (i) lower the price of an option after it is granted, except in connection with adjustments provided in Section 15.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an option at a time when its strike price exceeds the fair market value of the underlying stock in exchange for cash, another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(d) Decisions of the Board shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.

3.3 Limitation on Non-Employee Director Compensation

Subject to adjustment from time to time as provided in Section 12.1, the aggregate value of compensation paid or awarded to non-employee directors in any fiscal year period, including amounts to be paid in cash and the grant date fair value as determined for financial accounting purposes of Awards granted under the Plan, may not exceed $500,000.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 2,210,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Board shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

SECTION 5. ELIGIBILITY

An Award may be granted to any non-employee director of the Company whom the Board from time to time selects.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

The Board shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Board shall determine.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Board shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants may, if the Board so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time they are paid to other shareholders and (ii) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1 Grant of Options

The Board may grant Options designated as Nonqualified Stock Options.

7.2 Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4 Exercise of Options

(a) The Board shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Board at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Board, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Board, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Board.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Board for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Board may permit.

7.6 Effect of Termination of Service

The Board shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Board at any time.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights

The Board may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Board shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Board determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Board as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Board in its sole discretion.

8.3 Waiver of Restrictions

The Board, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Board shall deem appropriate.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1 Grant of Stock Awards, Restricted Stock and Stock Units

The Board may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company, as the Board shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2 Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Board (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Waiver of Restrictions

The Board, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Board shall deem appropriate.

SECTION 10. OTHER STOCK-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Board deems appropriate, the Board may grant other incentives payable in shares of Common Stock under the Plan.

SECTION 11. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Board, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Board shall specify.

SECTION 12. ADJUSTMENTS

12.1 Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Board shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities set forth in Section 4.3; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Board, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Board in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Board, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3 Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Board shall determine otherwise in the instrument evidencing the Award or in a written services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control.

(b) Notwithstanding the foregoing, the Board, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Board in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Board in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(c) For the avoidance of doubt, nothing in this Section 12.3 requires all outstanding Awards to be treated similarly.

12.4 Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Board shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Board, to take such further action as it determines to be necessary or advisable with respect to Awards.

Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Board may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Board may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

12.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

12.7 Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 12 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 12 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 13. AMENDMENT AND TERMINATION

13.1 Amendment, Suspension or Termination

The Board or the Compensation Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 13.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

13.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

13.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

SECTION 14. GENERAL

14.1 No Individual Rights

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

14.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Board may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.3 Indemnification

(a) Each person who is or shall have been a member of the Board, or a Board appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the

Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

14.4 No Rights as a Stockholder

Unless otherwise provided by the Board or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5 Compliance with Laws and Regulations

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Board makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

14.6 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Board may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, sub-plans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to

Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

14.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

14.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.10 Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

14.11 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 15. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Board from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control,” unless the Board determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the number of then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01, of the Company.

“Company” means Lattice Semiconductor Corporation, a Delaware corporation.

“Company Transaction,” unless the Board determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets, excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Disability,” unless otherwise defined by the Board for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Board, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 15.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Board using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Board completes the corporate action authorizing the grant of an Award or such later date specified by the Board and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incumbent Board” has the meaning set forth in the definition of “Change of Control.”

“Nonqualified Stock Option” means an Option granted pursuant to Section 7.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Board.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Board or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Board.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 9.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Board as the date from which an Award begins to vest.

000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 pm, (Eastern Time), on May 2, 2019. Online Go to www.envisionreports.com/LSCC or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LSCC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - James Anderson 04 - John Bourgoin 07 - John E. Major 02 - Robin A. Abrams 05 - Mark E. Jensen 08 - Krishna Rangasayee 03 - Brian M. Beattie 06 - James P. Lederer 09 - D. Jeffery Richardson For Against Abstain For Against Abstain 2. To approve, as an advisory vote, the compensation of the Company’s named executive officers. 4. To approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan. 6. To transact such other business as may properly come before the meeting. 3. To approve, the amended Lattice Semiconductor Corporation 2013 Incentive Plan. 5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 94BV 412626 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 030DXC

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Lattice Semiconductor Corporation Stockholders May 3, 2019, 1:00pm PT Lattice Semiconductor Corporation 2115 SW O’Nel Dr., San Jose, CA Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LSCC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Lattice Semiconductor Corporation + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting - May 3, 2019 Byron Milstead and Jim Anderson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 3, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.